UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
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Quanex Building Products Corporation

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QUANEX BUILDING PRODUCTS CORPORATION	January 27, 2021
1800 West Loop South Suite 1500 Houston, Texas 77027 (713) 961-4600
Dear Fellow Stockholder:
You are cordially invited to attend the Company’s Annual Meeting of Stockholders to be held at 8 a.m., C.S.T., on Thursday, February 25, 2021, at the St. Regis Hotel, 1919 Briar Oaks Ln, Houston, TX 77027.
This year you will be asked to vote in favor of the election of eight directors, in favor of an advisory vote approving the Company’s named executive officer compensation, and in favor of a resolution ratifying the Company’s appointment of its independent auditor for the 2021 fiscal year. These proposals are more fully explained in the attached Proxy Statement, which you are encouraged to read.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH PROPOSAL OUTLINED IN THE ATTACHED PROXY. THE BOARD FURTHER URGES YOU TO VOTE AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.
Thank you for your continued support.
Sincerely,

William C. Griffiths Chairman of the Board

YOUR VOTE IS IMPORTANT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held February 25, 2021
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Quanex Building Products Corporation, a Delaware corporation (the “Company” or “Quanex”), will be held at the St. Regis Hotel, 1919 Briar Oaks Ln, Houston, TX 77027, on Thursday, February 25, 2021, at 8:00 a.m., C.S.T., for the following purposes:
(1)
To elect eight directors to serve until the Annual Meeting of Stockholders in 2022;

(2)
To approve an advisory resolution approving the compensation of the Company’s named executive officers;

(3)
To approve a resolution ratifying the appointment of the Company’s independent auditor for fiscal 2021; and

(4)
To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Information with respect to the above matters is set forth in the Proxy Statement that accompanies this Notice.
The Board of Directors of the Company (the “Board of Directors” or “Board”) has fixed the close of business on January 6, 2021, as the record date for determining stockholders entitled to notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting will be maintained at the Company’s principal executive offices, will be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten days prior to the meeting, and will be made available at the time and place of the meeting during the whole time thereof.
Please execute your vote promptly. Your designation of a proxy is revocable and will not affect your right to vote in person if you find it convenient to attend the meeting and wish to vote in person.
The Company’s Annual Report to Stockholders for the fiscal year ended October 31, 2020, accompanies this Notice.
We are actively monitoring public health and travel concerns relating to the coronavirus (COVID-19) and the protocols and restrictions imposed by federal, state, and local governments. We are focused on the health and well-being of our employees, shareholders and other stakeholders. If public health developments warrant, we will be prepared to impose additional procedures or limitations on meeting attendees, such as holding the shareholder meeting by means of remote communications (a “virtual” meeting) or other changes necessary to protect the health and safety of attendees. Any such change will be announced via press release and the filing of additional soliciting materials with the Securities and Exchange Commission. If you are planning to attend the Annual Meeting, please monitor the Investor Relations page on our website (www.quanex.com) for updated information. As always, we encourage you to vote your shares prior to the Annual Meeting.
By order of the Board of Directors,
Paul B. Cornett
Senior Vice President — General Counsel and Secretary
Houston, Texas
January 27, 2021

i

PROXY
STATEMENT

Annual Meeting of Stockholders
To Be Held February 25, 2021
1.   Why am I receiving these proxy materials?
You are receiving these proxy materials because you held shares of common stock of Quanex Building Products Corporation on January 6, 2021, the record date, which entitles you to notice of, and to vote at, Quanex’s 2021 Annual Meeting to be held on February 25, 2021, and at any adjournment or postponement thereof. The proxy materials include our Notice of Internet Availability, Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report on Form 10-K for the year ended October 31, 2020. The proxy materials also include the proxy card for the 2021 Annual Meeting. The proxy materials contain detailed information about the matters to be voted on at the 2021 Annual Meeting and provide updated information about Quanex to assist you in making an informed decision when voting your shares.
2.   What does it mean if I receive more than one proxy card on or about the same time?
It means that your shares are registered differently or are held in more than one account. In order to vote all of your shares, please sign, date and return each proxy card or, if you vote via the Internet or telephone, vote once for each proxy card you receive.
3.   Who may vote at the meeting?
Owners of our common stock as of the close of business on January 6, 2021, the record date, are entitled to vote at the 2021 Annual Meeting. The shares owned include shares you held on that date (i) directly in your name as the shareholder of record (registered shareholder) and (ii) in the name of a broker, bank or other holder of record where the shares were held for you as the beneficial owner (in street name). Each share of common stock is entitled to one vote on each matter. As of the record date, there were 33,298,222 shares of our common stock outstanding and entitled to vote. There are no other voting securities of Quanex entitled to vote at the 2021 Annual Meeting outstanding. A complete list of shareholders entitled to vote at the 2021 Annual Meeting will be open to the examination of any shareholder during normal business hours for 10 days prior to the 2021 Annual Meeting at Quanex’s Houston office and during the 2021 Annual Meeting.
4.   How do I vote my shares?
If you are a registered shareholder of record as of the record date, you may vote by any of the following methods:
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Voting by Mail.   If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. Your shares will be voted in accordance with the instructions on your proxy card.

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Voting by Internet.   You may vote through the Internet by signing on to the website identified on your proxy card and following the procedures described on the website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on your proxy card. The procedures permit you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by Internet, you should not return your proxy card.

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Voting by Telephone.   You may vote your shares by telephone by calling the toll-free telephone number provided on your proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on your proxy card. The procedures permit you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

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Voting at the Meeting.   For stockholders with shares registered in the name of a brokerage firm or bank or other similar organization, you will need to obtain a legal proxy from the broker, bank, trustee or other nominee that holds your shares before you can vote your shares in person at the Annual Meeting. For stockholders with shares registered directly in their names, you may vote your shares in person at the Annual Meeting.

If you hold you shares in street name, you may vote by instructing your broker:
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Your broker or other nominee will send you a proxy card to use to direct them how to vote your shares and may also provide additional voting instructions. Please instruct your broker or other nominee how to vote your shares using the form of proxy you received from them or otherwise in accordance with the voting instructions you receive.

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Please return your completed proxy to your broker or other nominee or contact the person responsible for your account so that your vote can be counted.

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Your broker or other nominee may permit you to submit voting instructions via the Internet or by telephone as well.

5.   May I revoke my proxy or change my vote?
Yes. You may revoke your proxy or change your vote before the 2021 Annual Meeting by filing a revocation with the Senior Vice President, General Counsel and Corporate Secretary of Quanex, by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) whether made via the Internet, by telephone or by mail, or by attending the 2021 Annual Meeting and voting in person during the meeting.
If you hold your shares in street name, you may change your vote by contacting your broker or other nominee and following their instructions.
6.   How can I attend the shareholder meeting?
You may participate in the 2021 Annual Meeting only if you were a shareholder as of January 6, 2021, the record date, or if you hold a valid proxy.
Check-in will begin at 7:30 a.m., Central Time, and you should allow ample time for the check-in procedures.
7.   What constitutes a quorum at the annual meeting?
A majority of all outstanding shares entitled to vote at the 2021 Annual Meeting will constitute a quorum, which is the minimum number of shares that must be present or represented by proxy at the meeting to transact business. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present.
8.   How many votes are required to approve each of the proposals?
Proposal 1 will be subject to a majority voting standard because the By-laws provide that in an uncontested election, directors are elected by the majority of votes cast with respect to such director, meaning that the number of votes cast “FOR” a director must exceed the number of votes cast “AGAINST” that director. Your broker may not vote your shares on this proposal unless you give voting instructions. Abstentions and broker non-votes have no effect on the vote.
Proposals 2 and 3 require the affirmative vote of a majority of the shares present in person or by proxy at the 2021 Annual Meeting and entitled to vote on the subject matter. You may vote “FOR” or “AGAINST”

or “ABSTAIN” from voting for each of these proposals. Abstentions will have the same effect as votes cast “AGAINST” each such proposal and broker non-votes have no effect on the vote.
9.   How will my shares be voted if I do not submit voting instructions?
Shareholders of Record.   If you are a shareholder of record and you either: (a) Vote on the internet and leave all voting options blank and click “Submit,” or (b) Sign and return a proxy card without giving specific voting instructions, then the proxies will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxies may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.
This means that such proxies will be voted FOR the election as director of all nominees listed herein, FOR approval of the compensation of the Company’s named executive officers, FOR ratification of the appointment of the Company’s independent auditor for fiscal 2020, and FOR each other proposal included herein
Beneficial Owners of Shares Held in Street Name.   If you are a beneficial owner of shares held in street name and do not provide specific voting instructions, your shares will be voted in accordance with the rules of various national and regional securities exchanges. In such case, the organization that holds your shares may generally vote your shares on routine matters, but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, it will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares.
This means that under NYSE rules, your broker can vote your shares on Proposal 3, with respect to the ratification of the selection of the independent auditor, but not with respect to the other proposals recommended to be adopted by the Board.
10.   What is a broker non-vote?
A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under the NYSE rules that govern brokers who are voting with respect to shares held in street name, brokers ordinarily have the discretion to vote on “routine” matters (e.g., ratification of the selection of independent public accountants) but not on non-routine matters (e.g., election of directors and advisory votes on executive compensation).
11.   Who do I contact if I have questions or I need additional proxy materials?
If you have any questions, please contact the Corporate Secretary at (713) 877-5339 or by email at paul.cornett@quanex.com.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON FEBRUARY 25, 2021:
Our Proxy Statement and 2020 Annual Report are available on-line at the following web address:
http://www.quanex.com/2020AR
In accordance with Securities and Exchange Commission rules, this website provides complete anonymity with respect to any stockholder accessing it.

MATTERS TO COME BEFORE THE MEETING
PROPOSAL NO. 1
ELECTION OF DIRECTORS
Eight directors are nominated for election at the meeting. All nominees are standing for terms of one year, to expire at the Company’s annual meeting of shareholders in 2022.
Current directors Susan F. Davis, William C. Griffiths, Donald R. Maier, Meredith W. Mendes, Joseph D. Rupp, Curtis M. Stevens, William E. Waltz, Jr., and George L. Wilson are standing for re-election. Mr. Waltz was appointed to the Board on October 7, 2020 for a term ending at the 2021 annual meeting of shareholders. All other directors were elected by the shareholders for a one year term at the Company’s 2020 annual meeting of shareholders. Current director Robert R. Buck is not standing for re-election, pursuant to the Company’s director retirement guidelines.
In reviewing the information contained in this Proxy Statement that relates to our directors and officers, it is important to note that Quanex Building Products Corporation was initially created on December 12, 2007, in connection with the April 2008 spin-off of the building products business of Quanex Corporation, and the related merger of Quanex Corporation with Gerdau S.A. In connection with these transactions, the directors and officers of Quanex Corporation became the directors and officers of Quanex Building Products Corporation. As such, we have listed these “carryover” directors and officers as beginning with the Company in 2007 despite the fact that they may have served in similar positions with Quanex Corporation prior to that time. For information related to the transaction, the origins of Quanex Building Products Corporation, and any pre-transaction service as a director or officer of Quanex Corporation, please see (a) the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008, (b) the Information Statement attached as Exhibit 99.1 to the Company’s Registration Statement on Form 10, filed April 4, 2008 and effective April 9, 2008, and (c) Quanex Corporation’s Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended October 31, 2007.
Nominees for election to a term that will expire at the 2022 Annual Meeting	Principal Occupation	Age	Director Since
Susan F. Davis	Retired Executive Vice President — Asia Pacific of Johnson Controls, Inc., a global leader in automotive systems, building efficiency and power solutions (Milwaukee, Wisconsin).	67	2007
William C. Griffiths	Executive Chair of the Board, Quanex Building Products Corporation (Houston, Texas).	69	2009
Donald R. Maier	Executive Consultant to Alto Pharmacy, an online pharmacy service company (San Francisco, California).	56	2019
Meredith W. Mendes	Principal and Chief Operating Officer of Gresham Partners LLC, a wealth management firm (Chicago, Illinois).	62	2019
Joseph D. Rupp	Retired Chair of the Board of Olin Corporation, a basic materials company concentrated in chemicals and ammunition (Clayton, Missouri).	70	2007
Curtis M. Stevens	Retired Chief Executive Officer of Louisiana-Pacific Corporation, a leading building materials manufacturer (Nashville, Tennessee).	68	2010
William E. Waltz, Jr.	President and and Chief Executive Officer of Atkore International Group, Inc. (Harvey, Illinois).	56	2020
George L. Wilson	President and Chief Executive Officer, Quanex Building Products Corporation (Houston, Texas).	52	2020

Director Nominee Biographies, Key Attributes, and Skills
SUSAN F. DAVIS, age 67
Biography: Ms. Davis retired in 2016 from Johnson Controls, Inc., a global leader in automotive systems, building efficiency and power solutions. Prior to her retirement, Ms. Davis served as the Executive Vice President — Asia Pacific for Johnson Controls, beginning in 2015. Prior to her appointment to that position, Ms. Davis served as the chief human resources officer of Johnson Controls from 1994 to 2015, holding the positions of Executive Vice President and Chief Human Resources Officer from 2014 to 2015, Executive Vice President of Human Resources from 2006 to 2014, and Vice President of Human Resources from 1994 to 2006. Prior to that time, she served in various other positions with Johnson Controls, which she originally joined in 1983. Ms. Davis received an MBA degree from the University of Michigan, and received both Master’s and Bachelor’s degrees from Beloit College.
Key Attributes, Experience, and Skills: As the executive leader of Human Resources at Johnson Controls for over twenty years, Ms. Davis acquired extensive management, corporate governance, public company, and international business expertise. She has also worked extensively with executive compensation and management development issues. Further, Ms. Davis’ time as a director for Butler Manufacturing, and Johnson Controls’ status as a global leader in building efficiency products and controls, have provided Ms. Davis with the opportunity to accumulate extensive experience in the building products industry and with manufacturing processes, both of which are very valuable in her service as a director of the Company. Ms. Davis also gained public company board experience as a result of her prior service as a director for Butler Manufacturing and Quanex Corporation, and in her current service as a board member of Cooper Tire & Rubber Company.
Other Directorships Since 2015: Ms. Davis has served since 2016 on the board of Cooper Tire & Rubber Company, an NYSE-traded manufacturer of car, motorcycle, truck, and racing tires.
WILLIAM C. GRIFFITHS, age 69
Biography: Mr. Griffiths is currently the Company’s Chairman of the Board. He served as Chairman, President, and Chief Executive Officer of the Company from 2013 until January 2020. Prior to joining the Company, Mr. Griffiths served as the Managing Director and a member of the board of directors of Sealine (International) Ltd., a privately held manufacturer of yachts and other marine vessels based in the United Kingdom. Prior to joining Sealine in January 2012, Mr. Griffiths served as Chairman of the Board, President and CEO of Champion Enterprises, Inc., a NYSE-traded producer of modular and manufactured housing until 2010. He joined Champion as a Director, and as President and Chief Executive Officer, in August 2004, and was named Chairman of the Board in 2006. From 2001 to 2004, Mr. Griffiths was President — Fluid Systems Division at SPX Corporation, a global multi-industry company located in Charlotte, North Carolina. Mr. Griffiths graduated from the University of London with a BS with Honors in Mining Engineering. In addition, Mr. Griffiths is a graduate of the Harvard Business School’s PMD executive education program.
Key Attributes, Experience, and Skills: During his tenure as CEO of Champion Enterprises, Mr. Griffiths gained extensive experience with manufacturing processes, corporate governance, and public company issues. Champion also provided Mr. Griffiths with valuable expertise and insight into the building products industry, which he has continued to build during his tenure at Quanex Building Products. In addition, Mr. Griffiths’ time as a senior leader at SPX Corporation provided him with extensive and wide-reaching expertise in international operations management and international business in general. It also allowed him to build a great deal of experience in mergers and acquisitions, both international and domestic.
DONALD R. MAIER, age 56
Biography: Mr. Maier is currently providing executive consulting services to Alto Pharmacy, an online pharmacy service company. From 2016 to 2019 Mr. Maier served as the President and Chief Executive Officer of Armstrong Flooring, Inc., an NYSE-traded global producer of flooring products for use primarily in the construction and renovation of commercial, residential and institutional buildings. Prior to assuming that role, Mr. Maier served as Executive Vice President and CEO of the Flooring Products division of Armstrong World Industries, Inc. from 2014 to 2016, and as Senior Vice President, Global Operations Excellence of

Armstrong World Industries, Inc. from 2010 to 2014. Mr. Maier also served as Senior Advisor of TPG Capital Advisors from 2007 to 2010, and in various senior leadership, strategic, marketing, business development, and engineering roles at Hillenbrand Industries and its subsidiaries Hill-Rom and Batesville Casket Company from 1987 to 2007.
Key Attributes, Experience, and Skills: Mr. Maier has extensive manufacturing, engineering, marketing and operational experience. In addition, Mr. Maier’s experience as a director and chief executive officer of a global and publicly-traded company has provided him with extensive corporate governance, international business, and public company expertise.
Other Directorships Since 2015: Mr. Maier served on Armstrong Flooring’s board of directors from 2016 until 2019.
MEREDITH W. MENDES, age 62
Biography: Ms. Mendes is the Chief Operating Officer and a Principal of Gresham Partners, LLC, an independent investment and wealth management firm. From 2005 to 2020, she served as Executive Director and Chief Operating Officer of Jenner & Block, an international law firm, and beginning in 2015, also served as Compliance Officer for Finance and Administration of Jenner & Block London. From 1999 to 2005, Ms. Mendes was the Executive Vice President, Worldwide Chief Financial Officer, of Edelman, a global communications marketing firm. Prior to 1999, Ms. Mendes served as Chief Financial Officer of Hartford Computer Group, a value added reseller, and Medline Industries, a global manufacturer and distributor of medical products. She was also an investment banker at First Chicago Capital Markets and began her career as a practicing lawyer in finance at Mintz, Levin, Cohen, Ferris, Glovsky and Popeo in Boston, Massachusetts. Ms. Mendes is an Illinois licensed CPA and holds an MBA with a finance concentration from the University of Chicago Booth School of Business, a JD from Harvard Law School, and an AB (Magna Cum Laude) from Brown University. Ms. Mendes is also a Vice Chair of the Chicago Academy of Sciences / Peggy Notebaert Nature Museum.
Key Attributes, Experience, and Skills: Ms. Mendes is a senior executive leader and public company director with extensive expertise in global finance and accounting, technology and information security, operations, real estate, sales and marketing, and law. Her breadth of experience across multiple industries has given her a deep understanding of finance and accounting, public company management, corporate governance issues, and international business.
Other Directorships since 2015: Ms. Mendes has served since 2018 as an independent director and member of the Audit Committees of Kronos Worldwide, Inc., an NYSE-listed manufacturer of titanium dioxide pigments, and NL Industries, Inc., an NYSE-listed diversified holding company. Ms. Mendes also served from 2016 to 2018 as a director and member of the Audit Committee of Inland Residential Properties Trust, a public non-traded multifamily Real Estate Investment Trust (“REIT”); and from 2014 to 2016 as a director and member of the Audit Committee (and Compensation Committee in 2015) of Inland Real Estate Corporation, a shopping center REIT listed on the NYSE until it was taken private.
JOSEPH D. RUPP, age 70
Biography: Mr. Rupp is the retired Chairman of the Board of Olin Corporation, an NYSE traded basic materials company concentrated in chemicals and ammunition. Mr. Rupp served as the Chairman of the Board of Olin from May 2016 to April 2017. Prior to May 2016, Mr. Rupp served as Chairman, President and Chief Executive Officer of Olin since 2005. Prior to his election as Chairman, Mr. Rupp was President and Chief Executive Officer of Olin from 2002 to 2005. Prior to 2002, Mr. Rupp served in various positions with Olin, which he originally joined in 1972. Mr. Rupp holds a bachelor’s degree in metallurgical engineering from the University of Missouri, Rolla.
Key Attributes, Experience, and Skills: As the CEO of Olin, Mr. Rupp amassed strong corporate governance expertise, public company management experience, and solid financial acumen. He also brings a wealth of experience in operations management, lean manufacturing processes, and mergers and acquisitions. In addition, he has gained extensive public board experience as a director of Olin since 2002 and as a director of Quanex Building Products since 2007.

Other Directorships Since 2015: Mr. Rupp served as a director of Olin Corporation from 2002 to 2005, was Chairman of Olin’s board from 2005 to 2017. Mr. Rupp has served since 2018 on the board of Owens-Illinois, an NYSE-traded manufacturer of container glass products and became its Chair in 2019. He began serving on the board of Cass Information Systems, a NASDAQ traded company in 2016 and has served as lead director since 2019. In 2020, Mr. Rupp joined the Board of Nucor Corporation, a manufacturer of steel products.
CURTIS M. STEVENS, age 68
Biography: Mr. Stevens retired in June 2017 from Louisiana-Pacific Corporation, an NYSE traded building materials manufacturer. Prior to his retirement, Mr. Stevens served as the Chief Executive Officer and a director of Louisiana-Pacific from 2012 to June 2017. Prior to becoming CEO in May 2012, Mr. Stevens served as Louisiana-Pacific’s Chief Operating Officer and Executive Vice President beginning in December 2011. Prior to assuming the role of Chief Operating Officer, Mr. Stevens served as Chief Financial Officer of Louisiana-Pacific since 1997, and as Executive Vice President, Administration, since 2002. Before joining Louisiana-Pacific, Mr. Stevens served for 14 years in various financial and operational positions at Planar Systems, a flat-panel display products manufacturer. Mr. Stevens holds a B.A. in Economics and an M.B.A with a concentration in Finance from the University of California at Los Angeles.
Key Attributes, Experience, and Skills: Through his various roles at Louisiana Pacific, Mr. Stevens acquired broad experience in the building products industry. He also possesses a strong background in accounting and finance, as well as extensive expertise in information technology and supply chain management, strategy development, and public company issues. Further, Louisiana Pacific’s international operations have provided Mr. Stevens with strong international business experience.
Other Directorships Since 2015: Mr. Stevens served on the board of Louisiana-Pacific from 2012 until his retirement in 2017, and has served since 2018 on the board of Interfor Corporation, a lumber producer whose stock is listed on the Toronto Stock Exchange.
WILLIAM E. WALTZ, JR. age 56
Biography: Since 2018, Mr. Waltz has served as the President and Chief Executive Officer and a Director of Atkore International Group, Inc. Prior to that, he served in several other executive roles, including Chief Operating Officer and Group President of the Atkore Electrical Raceway reporting segment. From 2009 until joining Atkore, Mr. Waltz was Chairman and Chief Executive Officer at Strategic Materials, Inc., North America’s largest glass recycling company. Prior to that, he spent 15 years in various divisions of Pentair plc, including President-Pentair Flow Technologies. Mr. Waltz began his career at General Electric Company and as a Deloitte Management consultant. Mr. Waltz earned a Masters of Business Administration from Northwestern University, Kellogg Graduate School of Management, a Masters of Science in Computer Science from Villanova University, a Bachelor of Science in Industrial Engineering from Pennsylvania State University, and was a graduate of General Electric’s Information Systems Management Program. Mr. Waltz also has served as a Governor for the National Electrical Manufacturers Association (NEMA).
Key Attributes, Experience, and Skills: During his time at Atkore and in his prior roles at Strategic Materials and Pentair, Mr. Waltz has gained significant leadership and operational experience in the manufacturing sector. In his various positions, Mr. Waltz has also built extensive expertise in building products, strategic planning, M&A, sales and marketing, supply chain management, and international management.
Other Directorships Since 2015: Mr. Waltz has served on the board of Atkore since 2018.
GEORGE L. WILSON, age 52
Biography: Mr. Wilson was named President and Chief Executive Officer of the Company effective January 1, 2020. Prior to his appointment to that role, Mr. Wilson served as the Company’s Vice President — Chief Operating Officer since 2017. Prior to that time, Mr. Wilson served as President and General Manager of the Company’s Insulating Glass Systems Division since 2011, and as General Manager of Edgetech I.G., Inc. beginning with its purchase by Quanex in March 2011 until it was consolidated with existing Quanex operations to create the Insulating Glass Systems Division. Prior to joining Quanex, Mr. Wilson served as the Vice President of Operations for Lauren Manufacturing from 2008 to 2010, and as the Vice President of Human Resources for its parent company Lauren International, a diversified manufacturer of polymers, rubbers and plastics, from 2010 to 2011. Prior to that time and beginning in 1993, Mr. Wilson served in various capacities of increasing responsibility for Federal Mogul, a Tier 1 manufacturer of various automobile components.
Key Attributes, Experience, and Skills: During his time at the Company and in his prior roles at Lauren Manufacturing, Mr. Wilson has amassed significant leadership and operational experience in the building products industry. His experience during his three decade career has also provided Mr. Wilson with extensive and wide-ranging expertise in all areas of business, including human resources, sales and marketing, accounting, finance, supply chain management, and international management.
The Board of Directors has affirmatively determined that Mses. Davis and Mendes, and each of Messrs. Buck, Maier, Rupp, Stevens, and Waltz have no material relationship with the Company and have satisfied the independence requirements of the New York Stock Exchange. In assessing director and director nominee independence, the Board of Directors considered the relationships (as a customer or supplier or otherwise) of the Company with various companies with which such directors may be affiliated and has determined that there are no such relationships that, in the opinion of the Board, might impact any director’s independence. In making this assessment, the Board took into account the level of transactions with such companies in relationship to the Company’s and the other parties’ aggregate sales, the level of director involvement in such transactions, and the ability of such directors to influence any such transactions. Based on its review, the Board determined that no transactions occurred during the year that might affect any non-employee director’s independence. During the fiscal year, the Nominating & Corporate Governance Committee determined that there were no “related person” transactions, as defined by the Securities and Exchange Commission. In addition, each director has met the definitions of “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934.
There are no arrangements or understandings between any person and any of the director nominees pursuant to which such director nominee was selected as a nominee for election at the Meeting, and there are no family relationships among any of the director nominees or executive officers of the Company. Mses. Davis and Mendes, and Messrs. Griffiths, Maier, Rupp, Stevens, Waltz and Wilson have each indicated a willingness to serve if elected. If a nominee should be unable to serve or will not serve for any reason, and if any other person is nominated, the persons designated on the accompanying form of proxy will have discretionary authority to vote or refrain from voting in accordance with their judgment on such other nominee unless authority to vote on such matter is withheld.
Vote Required
To be elected as a director, a director nominee must receive a majority of votes cast at the meeting with respect to such nominee (the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee). Cumulative voting is not permitted in the election of directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election of directors.
Pursuant to the Company’s Corporate Governance Guidelines, any current director that is nominated for election must tender his or her resignation as a director in the event that he or she receives more “AGAINST” votes than “FOR” votes. In such an event, the Governance Committee and subsequently the full Board would then review and determine whether to accept or reject the tendered resignation. The Board is required to publicly disclose its decision and the rationale behind it within ninety days from the date of the certification of the election results.

Recommendation
The Board of Directors recommends that you vote “FOR” the elections of Mses. Davis and Mendes, and Messrs. Griffiths, Maier, Rupp, Stevens, Waltz and Wilson. Unless you give contrary instructions in your proxy, your proxy will be voted “FOR” the elections of all director nominees. If any nominee should become unable or unwilling to accept nomination or election, the person acting under the proxy will vote for the election of such other person as the Board of Directors may recommend. The Board has no reason, however, to believe that any nominee will be unable or unwilling to serve if elected.

PROPOSAL NO. 2
ADVISORY VOTE APPROVING NAMED EXECUTIVE OFFICER COMPENSATION
At the meeting, the stockholders will vote on an advisory resolution approving the compensation of the Company’s named executive officers, as required pursuant to section 14A of the Securities Exchange Act.
We believe that our compensation practices and procedures are competitive, focused on pay-for-performance and strongly aligned with the long-term interests of our stockholders. This advisory stockholder vote, commonly known as “Say-on-Pay,” gives you as a stockholder the opportunity to express approval or withhold approval of the compensation we pay our named executive officers through voting for or against the following resolution:
“Resolved, that the stockholders approve the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Company’s 2021 Proxy Statement, which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table, and the other executive compensation tables and related discussion.”
The Company and its Compensation & Management Development Committee (the “Compensation Committee”) remain committed to the compensation philosophy, practices, and objectives outlined under the heading “Compensation Discussion and Analysis” located on page 17 of this Proxy Statement. As always, the Compensation Committee will continue to review all elements of the executive compensation program and take any steps it deems necessary to continue to fulfill the objectives of the program.
Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” section of this Proxy Statement for a detailed discussion of the Company’s executive compensation program.
Because your vote is advisory, it will not be binding upon the Company or the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
Unless the Board modifies its policy on the frequency on holding “Say-on-Pay” advisory votes, Say-on-Pay votes by our stockholders take place at each Annual Meeting, and the next such vote will occur at the annual meeting to which this Proxy Statement relates.
Vote Required
The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is necessary to approve the “Say-on-Pay” proposal. Abstentions will have the same effect as a vote “AGAINST” the Say-on-Pay proposal. Broker non-votes will have no effect on the Say-on-Pay proposal.
Board Recommendation
The Board recommends that you vote “FOR” the ratification of the advisory resolution approving the compensation of the Company’s named executive officers.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDIT FIRM
The Audit Committee has selected Grant Thornton LLP, an independent registered public accounting firm, to audit the Company’s consolidated financial statements for fiscal year 2021. Grant Thornton LLP has been the Company’s independent registered public accounting firm since April 2014. We are asking the stockholders to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2021. Grant Thornton LLP was appointed by the Audit Committee in accordance with its charter.
In the event stockholders fail to ratify the appointment of Grant Thornton LLP, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.
The Audit Committee has approved all services provided by Grant Thornton LLP. A representative of Grant Thornton LLP will be available at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions you may ask.
Vote Required
This vote requires approval by the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions with respect to the approval of this proposal will have the effect of a vote “AGAINST” this proposal. Broker non-votes will not be counted for the purpose of determining the number of votes necessary for approval of this proposal.
Board Recommendation
The Board recommends that you vote “FOR” the ratification of appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2021.

EXECUTIVE OFFICERS
Set forth below is certain information concerning the named executive officers of the Company for the fiscal year ending October 31, 2020. As of the date of this Proxy Statement, Mr. Delaney is no longer employed by the Company; his employment ceased on November 1, 2019. There is no family relationship between any of these individuals or between these individuals and any of the Company’s directors. There are no arrangements or understandings between any person and any of the executive officers pursuant to which such executive officer was selected as an executive officer, except for arrangements or understandings with such executive officer acting solely in such executive officer’s capacity as such.
Name and Age	Office and Length of Service
William C. Griffiths, 69	Executive Chair effective January 1, 2020
George L. Wilson, 52	President and Chief Executive Officer effective January 1, 2020
Scott M. Zuehlke, 44	Senior Vice President — Chief Financial Officer & Treasurer effective November 1, 2019
Paul B. Cornett, 43	Senior Vice President — General Counsel & Secretary effective November 1, 2019
Mark A. Livingston, 57	Vice President — Chief Accounting Officer & Controller effective November 1, 2019
Kevin P. Delaney, 59	Former Senior Vice President — General Counsel & Secretary (2007- November 2019)
Mr. Griffiths is currently the Company’s Chairman of the Board. He served as Chairman, President and Chief Executive Officer of the Company from 2013 until January 1, 2020. Prior to joining the Company, Mr. Griffiths served as the Managing Director and a member of the board of directors of Sealine (International) Ltd., a privately held manufacturer of yachts and other marine vessels based in the United Kingdom, from 2012 until it was sold in June 2013. Prior to joining Sealine in 2012, Mr. Griffiths served as Chairman of the Board, President and CEO of Champion Enterprises, Inc., a NYSE-traded producer of modular and manufactured housing until 2010. He joined Champion as a Director, and as President and Chief Executive Officer, in August 2004, and was named Chairman of the Board in 2006. From 2001 to 2004, Mr. Griffiths was President — Fluid Systems Division at SPX Corporation, a global multi-industry company located in Charlotte, North Carolina. Mr. Griffiths graduated from the University of London with a B.S. with Honors in Mining Engineering. In addition, Mr. Griffiths is a graduate of the Harvard Business School’s PMD executive education program.
Mr. Wilson was named President and Chief Executive Officer of the Company effective January 1, 2020. Prior to his appointment to that role, Mr. Wilson served as the Company’s Vice President — Chief Operating Officer since 2017. Prior to that time, Mr. Wilson served as President and General Manager of the Company’s Insulating Glass Systems Division since 2011, and as General Manager of Edgetech I.G., Inc. beginning with its purchase by Quanex in March 2011 until it was consolidated with existing Quanex operations to create the Insulating Glass Systems Division. Prior to joining Quanex, Mr. Wilson served as the Vice President of Operations for Lauren Manufacturing from 2008 to 2010, and as the Vice President of Human Resources for its parent company Lauren International, a diversified manufacturer of polymers, rubbers and plastics, from 2010 to 2011. Prior to that time and beginning in 1993, Mr. Wilson served in various capacities of increasing responsibility for Federal Mogul, a Tier 1 manufacturer of various automobile components.
Mr. Zuehlke was named the Company’s Senior Vice President — Chief Financial Officer and Treasurer effective November 1, 2019. Prior to that time, he served as Vice President — Investor Relations and Treasurer of the Company from 2016 to 2019, and served as the Company’s interim Chief Financial Officer from June 2019 to November 2019. Prior to joining the Company, Mr. Zuehlke served as Vice President, Investor Relations for Halcón Resources from 2011 to 2016, and as Director, Investor Relations for Geokinetics from 2010 to 2011. In those roles, Mr. Zuehlke was responsible for leading and managing the investor relations function and acting as the primary contact to the investment community. Halcón is an independent energy company focused on the acquisition, production, exploration and development of onshore liquids-rich assets in the United States, while Geokinetics is an international land and shallow water geophysical service company focusing on the petroleum and mining industries. Prior to joining Geokinetics, Mr. Zuehlke served as Manager, Finance and Investor Relations for Hercules Offshore from 2009 to 2010. Mr. Zuehlke began his career at Invesco, where he was employed as an Equity Analyst and Market Data Associate from 1998 to 2009.
Mr. Cornett was named the Company’s Senior Vice President — General Counsel and Secretary effective November 1, 2019. Prior to that time Mr. Cornett served as Vice President, Deputy General Counsel after joining the predecessor Company as a Staff Attorney in 2005 and holding various positions of increasing responsibility. From 2003 to 2005 Mr. Cornett was an associate in the international law firm of Fulbright & Jaworski (now Norton Rose Fulbright) where he advised clients on corporate and securities matters. Mr. Cornett holds a Bachelor of Arts from Rice University and a Juris Doctor from the University of Chicago Law School.
Mr. Livingston was named the Company’s Vice President — Chief Accounting Officer and Controller effective November 1, 2019. Prior to that time, he served as Vice President — Controller starting in February 2019. Prior to joining the Company, Mr. Livingston served as the Vice President, Chief Accounting Officer and Controller of Omega Protein, a publicly traded producer of nutritional products, from 2015 until its acquisition in 2018. From 2008 to 2015, Mr. Livingston served in Internal Audit and Financial Reporting roles at the director level at Ion Geophysical. Between 1985 and 2007, Mr. Livingston served in various internal audit roles at various public companies and Big Four national accounting firms. Mr. Livingston holds a Bachelor of Business Administration from the University of Texas and is a Certified Public Accountant.
Mr. Delaney served as Senior Vice President — General Counsel and Secretary of the Company from its creation in 2007 until his departure from the Company on November 1, 2019.

DIRECTOR AND OFFICER COMPENSATION
Director Compensation
Directors who are also employees of the Company do not receive any additional compensation for serving on the Board. In fiscal 2020, Messrs. Griffiths and Wilson were employee directors of the Company. As such, they did not receive any additional compensation for Board service. Mr. Griffiths was a director prior to becoming an employee of the Company but he has not received any director compensation since the date on which he became an employee.
For the fiscal year ended October 31, 2020, the Company’s non-employee directors received the following compensation:
•
Annual Cash Retainer(1) — $55,000/year paid quarterly

•
Committee Member Retainer(1) —

•
Member of Audit Committee: $9,000/year paid quarterly

•
Member of Compensation & Management Development Committee: $7,500/year paid quarterly

•
Member of Nominating & Corporate Governance Committee: $7,500/year paid quarterly

•
Committee Chairman Fees (paid in lieu of Committee Member Retainer listed above)(1) —

•
Chairman of Audit Committee: $15,000/year paid quarterly

•
Chairman of Compensation & Management Development Committee: $10,000/year paid quarterly

(1)
Non-employee directors are permitted to defer all or any part of their cash retainers and fees under the Quanex Building Products Corporation Deferred Compensation Plan (the “DC Plan”). These deferrals are placed into notional accounts maintained under the DC Plan and are deemed invested in cash, units denominated in Common Stock, or any of the accounts available under the Company’s qualified 401(k) plan, as the director elects. The number of units that are deemed invested in Company common stock units and credited to a director’s notional account is equal to the number of shares of Common Stock that could have been purchased with the dollar amount deferred based on the closing price of the Common Stock on the New York Stock Exchange on the date the amount would have been paid for such share purchase. If a dividend or other distribution is declared and paid on Common Stock, for each notional common stock unit credited to a director’s account a corresponding credit will be accrued in the director’s notional matching account. All director deferrals are 100% vested. No payments may be made under the DC Plan until a distribution is permitted in accordance with the terms of the DC Plan. In the event of a “change in control” of the Company, any amount credited to a director’s account is fully vested and is payable in cash within five days after the change in control occurs. A “change in control” is defined generally as (i) an acquisition of securities resulting in an individual or entity or group thereof becoming, directly or indirectly, the beneficial owner of 20% or more of either (a) the Company’s then-outstanding Common Stock or (b) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors, (ii) a change in a majority of the persons who were members of the Board of Directors as of December 12, 2007 (the “Incumbent Board”), (iii) generally, a reorganization, merger, consolidation or sale of the Company or disposition of all or substantially all of the assets of the Company, or (iv) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company. For this purpose, an individual will be treated as a member of the Incumbent Board if he or she becomes a director subsequent to December 12, 2007, and the election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board; unless the director’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group other than the Board. All distributions under the DC Plan will be made in cash. Any deferral or payment permitted under the DC Plan is administered in a manner that is intended to comply with Section 409A of the Internal Revenue Code of 1986.

•
Chairman of Nominating & Corporate Governance Committee: $10,000/year paid quarterly(2)

•
Lead Director Fee(1) — $20,000/year paid quarterly

•
Annual Restricted Stock Unit Retainer(3) — On the first business day of each fiscal year, non-employee directors receive an annual restricted stock unit award of $80,000 in equivalent value. The restricted stock unit award vests immediately upon issuance. If the non-employee director meets the Company’s director stock ownership guidelines (in shares and share equivalents), payment of the award will be deferred automatically to the director’s separation from service (or, if earlier, a change in control of the Company), unless an election is made by the director to settle and pay the award on an earlier permitted specified date, and such election is made prior to the last day of the deferral election period applicable to the award under Section 409A of the Internal Revenue Code. If the non-employee director has not met the Company’s applicable stock ownership guidelines, then payment of the award will automatically be deferred until the director’s separation from service, and no election for an earlier payment date will be allowed. For purposes of this paragraph, the determination of whether a director meets the stock ownership guidelines will be made as of December 31st of the calendar year immediately preceding the calendar year in which the applicable restricted stock unit award is granted. With respect to the restricted stock unit awards that were granted on November 1, 2018, and November 1, 2019, Mr. Stevens elected for early payment to be made on the second anniversary of the date of grant. No other directors elected for an early payment to be made.

•
Initial Restricted Stock Unit Grant — On the date on which a non-employee director is first elected or appointed as a director, such director will be granted an annual restricted stock unit award that is pro-rated for the time served during the current fiscal year, from the director’s date of election or appointment. These grants will immediately vest and will be settled and paid upon the earlier of the director’s separation from service or a change in control of the Company. The pro-rated restricted stock unit award, as well as the first full restricted stock unit award granted to a newly appointed or elected director, is not eligible for any form of deferral or other payment timing election.

•
Expense Reimbursement — Directors are reimbursed by the Company for their expenses relating to attendance at meetings.

(2)
Mr. Rupp serves as Chairman of the Nominating & Corporate Governance Committee, but has chosen to decline the Committee Chairman Fee related to that position.

(3)
Prior to February 27, 2020, restricted stock unit grants were issued from the Quanex Building Products Corporation 2008 Omnibus Incentive Plan, as amended. During the fiscal year, Mr. Waltz was awarded a grant of restricted stock units from the Quanex Building Products Corporation 2020 Omnibus Incentive Plan.

The table below shows the total compensation of our non-employee directors for the fiscal year ended October 31, 2020:
Name	Fees Earned or Paid in Cash(1) ($)	Restricted Stock Unit Awards(2) ($)	Option Awards(2) ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Robert R. Buck	71,500	80,663	—	—	16,492	168,655
Susan F. Davis	72,500	80,663	—	—	17,631	170,794
Donald R. Maier	79,000	80,663	—	—	2,357	162,020
Meredith W. Mendes	71,500	80,663	—	—	1,469	153,632
Joseph D. Rupp	90,000	80,663	—	—	10,676	181,339
Curtis M. Stevens	77,500	80,663	—	—	14,095	172,258
William E. Waltz Jr.	—	5,691	—	—	—	5,691

(1)
Amounts shown reflect fees earned by the directors from the Company during fiscal year 2020. During fiscal 2020, Mr. Buck elected to defer cash compensation of $71,500 under the Quanex Building Products Corporation Deferred Compensation Plan.

(2)
These columns show respectively, the aggregate grant date fair value for restricted stock units awarded in fiscal 2020 computed in accordance with FASB ASC Topic 718. There were no grants of stock options to non-employee directors during fiscal 2020. Director grants vest immediately and as such are expensed on the date of grant. A discussion of the assumptions used in computing the grant date fair values may be found in Note 13, “Stock-Based Compensation,” included in the audited financial statements including in the Company’s Annual Report on Form 10-K for the year ended October 31, 2020. These values reflect the Company’s assumptions used to determine the accounting expense associated with these awards and do not necessarily correspond to the actual value that may be recognized by the directors.

The following table shows the grant date fair value of restricted stock units made during fiscal year 2020 as well as the aggregate number of restricted stock units and stock option awards outstanding for each non-employee director as of October 31, 2020:
	Restricted Stock Units			Stock Options
	2020 Grants		Total Units Outstanding as of October 31, 2020 (#)	2020 Grants		Total Stock Options Outstanding as of October 31, 2020 (#)
Name	Grant Date	Grant Date Fair Value ($)			Grant Date Fair Value ($)
Buck	11/1/2019	80,663	25,950	n/a	—	20,876
Davis	11/1/2019	80,663	33,361	n/a	—	15,876
Maier	11/1/2019	80,663	7,366	n/a	—	—
Mendes	11/1/2019	80,663	4,590	n/a	—	—
Rupp	11/1/2019	80,663	33,361	n/a	—	24,008
Stevens	11/1/2019	80,663	29,061	n/a	—	29,008
Waltz	10/7/2020	5,691	295	n/a	—	—

(3)
The Company does not provide a pension plan for non-employee directors. None of the directors received preferential or above-market earnings on deferred compensation.

(4)
Amounts shown represent (a) dividends paid during fiscal 2020 on outstanding restricted stock units, and (b) equivalent dividends paid on phantom stock in the Deferred Compensation Plan for Ms. Davis and Messrs. Buck and Stevens of $6,956; $8,188; and $4,795, respectively.

Compensation Discussion and Analysis
Introduction
This section of the Proxy describes the compensation paid during fiscal 2020 to the executive officers listed in the “Summary Compensation Table” on page 40 of this Proxy Statement:
•
George L. Wilson — President and Chief Executive Officer (“CEO”)

•
William C. Griffiths — Executive Chair

•
Scott M. Zuehlke — Senior Vice President, Chief Financial Officer and Treasurer (“CFO”)

•
Paul B. Cornett — Senior Vice President, General Counsel and Secretary (“GC”)

•
Mark A. Livingston — Vice President, Chief Accounting Officer and Controller (“CAO”)

•
Kevin P. Delaney* — Former Senior Vice President, General Counsel and Secretary

*Mr. Delaney was Senior Vice President, General Counsel and Secretary until November 1, 2019.
The compensation programs described in this Compensation Discussion and Analysis (“CD&A”) apply broadly to other officers and management personnel at the Company, with changes as appropriate to reflect different levels and types of responsibility. The Company believes that this approach helps to align Quanex employees into a unified team committed to the Company’s corporate objectives.
Our Response to COVID-19
The global pandemic first arose in the middle of our second fiscal quarter, and its impact on the world since that time cannot be overstated. It has impacted all aspects of our business, from our end markets and customers to our supply chains, employees, and operational practices. Each of our plants in the United Kingdom were forced to close completely for a number of weeks, and end market demand lagged considerably in the early part of the crisis as entire cities completely closed for business. Because we were deemed essential businesses in all areas in the United States where we operate, we were able to keep our operations open and our workers employed. As the initial surge in infections began to wane, our demand picked up appreciably, and by the last few months of our fiscal year, volumes were even stronger than they had been in 2019.
Throughout the pandemic, we have prioritized the safety and well-being of our employees. As part of the Company’s ongoing crisis management plan, we implemented social distancing and other responsive protocols throughout our plants to ensure that we kept our employees safe and remained in continual compliance with all government mandates and regulations. While temporary furloughs became necessary in some plants, we worked to keep all furloughs as brief as possible and we covered the ongoing benefit costs of furloughed employees. All employees returned from furlough by mid-year and no long-term position eliminations resulted from COVID-19 or its ongoing economic effects. The additional cost associated with covering the benefits of furloughed workers was roughly $500,000 and allowed our furloughed employees to continue to receive high-quality health care, which was imperative to management. Additionally, the Company paid a one-time bonus of up to $500 for all employees who had been with the Company for over a year, and who were not already on a defined bonus plan. Through the Quanex Foundation, the Company also donated half a million dollars to local food banks and first responders in our various hometown communities.
During these unprecedented times, Quanex also sought to minimize the negative impact on our shareholders. At the onset of the crisis, we drew down our revolver by $50 million, which we have subsequently paid back in full. We also reduced our capital expenditures and administrative costs while continuing to fill orders and provide our customers with quality products in a timely manner. Despite the challenging market conditions, the Company achieved year-over-year improvement in EBITDA and nearly reached planned revenue for fiscal 2020. Further, the Company ended fiscal 2020 with a higher stock price than when the pandemic first began. The following highlights significant accomplishments during fiscal 2020:
•
Improved our Adjusted EBITDA by approximately 2%;

•
Free cash flow increased by approximately 5%;

•
Repaid $39.5 million of debt;

•
Exited the year with a leverage ratio of 0.6 times net debt to Adjusted EBITDA.

Alignment of our Pay and Performance
Despite shifting market conditions, the Company’s annual and long-term incentive plans for fiscal 2020 remained aligned with the Company’s strategic objectives that were set at the beginning of the year. In line with these strategic imperatives, the Annual Incentive Award (“AIA”) was based on Revenue Growth (weighted 20%), Adjusted EBITDA (weighted 40%), and Working Capital as a Percentage of Sales (weighted 40%). Our long-term Performance Shares were based on Return on Net Assets; and our long-term Performance Restricted Stock Units were based on Absolute Total Shareholder Return (TSR).
The following graph shows the Company’s year over year performance for the metrics under our 2020 AIA plan, and demonstrates the rigor of our goal-setting. Despite the uncertainty presented by COVID-19, the Company did not adjust any goals under any of the incentive plans during fiscal 2020.
The Company’s Strong Balance Sheet and Flexible Strategy Were Vital to Our Ability to Tackle Challenges Presented by COVID-19.

(1)
New AIA metric in fiscal 2019.

(2)
For the periods presented above, a reconciliation of Adjusted EBITDA to Net Income as reported by the Company is included in Annex A to this Proxy Statement.

(3)
Working Capital as a Percentage of Sales was calculated as the quarterly average of the sum of receivables and inventories less payables, divided by net sales, which is the formula used to calculate the Working Capital as a Percentage of Sales goal in the AIA beginning in fiscal year 2020. Prior to 2020, Working Capital as a Percentage of Sales was calculated as the difference between current assets and current liabilities divided by sales as of the last day of the fiscal year. For year-over-year consistency, 2018 and 2019 in the chart are shown using the same methodology as 2020. The Company chose to adjust the go-forward methodology for calculating Working Capital as a Percentage of Sales in order to strengthen line of sight to the goal.

Realized Compensation and Shareholder Alignment
A key objective of our compensation program is to align pay with performance. The following chart illustrates the relationship between our CEO’s target and realized compensation for fiscal 2018, 2019, and 2020, and five-year cumulative total shareholder return (the period covering our performance award payouts during the period).

Note:    Target pay includes base salary; target bonus; and the grant date value of restricted stock, performance restricted stock units, and cash-based performance shares for the applicable period. Realized compensation includes base salary, bonus payout, the value of restricted stock and performance restricted stock units granted during the period based on the October 31, 2020 stock price, and the value of performance shares paid out during the period.
Responding to our Strategy and Shareholders
Changes for 2021:   In line with our ongoing strategy, the Compensation Committee reviewed the compensation programs for fiscal 2021 and made the following changes — the AIA will be based on 40% Revenue, 40% Adjusted EBITDA, and 20% Working Capital as a Percentage of Sales. No changes were made to the long-term incentive plan. The Compensation Committee believes the decisions made to our program going forward demonstrate our ongoing commitment to align executive compensation with stockholder interests and to encourage value creation at Quanex.

Compensation Best Practices
We use traditional compensation elements of base salary, annual incentives, long-term incentives, and employee benefits to deliver attractive and competitive compensation. We benchmark both compensation and Company performance in evaluating the appropriateness of pay. All of our executive pay programs are administered by an independent compensation committee, with assistance from an independent consultant. Some highlights to our executive compensation program include the following:
What We Do		What We Don’t Do
✓	Link annual incentive compensation to the achievement of objective pre-established performance goals.	✗	No tax gross ups for executive officers.
✓	Provide 70% of our long-term compensation in the form of Performance-Based Long-Term Incentives.	✗	No hedging or pledging of Company stock.
✓	Target the market median for all elements of compensation.	✗	No “single-trigger” change in control cash payments or equity awards granted after fiscal 2020.
✓	Apply robust minimum stock ownership guidelines.	✗	No excessive perquisites.
✓	Maintain a clawback policy.	✗	No liberal share recycling.
✓	Use and review compensation tally sheets.	✗	No dividends on new awards of unvested stock.
✓	Evaluate the risk of our compensation programs.
✓	Use an independent compensation consultant.
Compensation Objectives
We design our executive compensation program to further our corporate goal of paying for performance. Our compensation plan and pay strategy focus on and are intended to influence the profit margins of our businesses, cash flow generation, returns to stockholders and efficient management of our operations.

Our specific objectives and related plan features include:
Objectives	How We Meet Our Objectives
Attract and retain effective leadership
•
We provide a competitive total pay package, taking into account base salary, incentives, benefits, and perquisites for each executive.

•
We regularly benchmark our pay programs against the competitive market, comparing both fixed and variable, at-risk compensation that is tied to short-term and long-term performance; we use the results of this analysis as context in making pay adjustments.

•
Our long-term plan includes three-year performance cycles for performance-based awards and three-year vesting schedules for time-based awards.

•
We compete effectively for the highest caliber people who will determine our long-term success.

Motivate and reward executives for achieving specific financial goals
•
We offer a compensation program that focuses on variable, performance-based compensation through annual and long-term incentive awards).

•
Specific financial performance measures used in the incentive programs include:

•
In fiscal 2020, the Annual Incentive Awards (“AIA”) used a corporate scorecard based on 20% Revenue, 40% Adjusted EBITDA, and 40% Working Capital as a Percentage of Sales.

•
In fiscal 2020, the long-term incentive mix was based on 30% restricted stock, 30% performance restricted stock units (“PRSUs”), and 40% performance shares. The PRSUs are based 100% on Absolute Total Shareholder Return (TSR) performance and the performance share awards are based on corporate Return on Net Assets (RONA), each earned over a three-year period.

Create a strong financial incentive to meet or exceed long-term financial goals and build long-term value
•
We link a significant part of total compensation to Quanex’s financial and stock price performance — over 70% of our compensation mix is performance-based.

•
We deliver 70% of long-term incentives in the form of performance-based compensation.

•
For SVPs and above, long-term compensation opportunities are weighted to deliver more than two times the target short-term incentive opportunity, resulting in a significant portion of our total compensation delivered in the form of long-term incentives.

Align executive and shareholder interests
•
In order to emphasize long-term shareholder returns, we require significant Quanex stock ownership among executives through the use of stock ownership guidelines.

•
The ultimate value of our annual equity grants is driven by stock price performance over the grant date value.

•
We use absolute TSR as the sole metric for 30% of our LTI compensation, which ensures that executives do not earn certain performance-based compensation when our shareholders for that same period have suffered a loss in value.

Competitive Positioning
Fiscal 2020
The Compensation Committee annually reviews the level of competitiveness and continued appropriateness of our executive compensation program. For fiscal 2020, Quanex used comparative compensation data from a group of seventeen direct industry companies, referred to in this CD&A as the “Peer Group,” as a point of reference in designing and setting its compensation levels. The Peer Group consists of companies selected on criteria including size, complexity, revenue, market capitalization, risk profile, asset intensity, margins, and industrial application of the primary business. The Compensation Committee reviewed and approved the following companies to be included in the Company’s fiscal 2020 peer group:
AAON Inc. American Woodmark Corp. Apogee Enterprises Inc. Armstrong Flooring Inc. Continental Building Products, Inc.	Cornerstone Building Brands, Inc. CSW Industrials Inc. Gibraltar Industries Inc. Griffon Corporation Insteel Industries Inc. L.B. Foster Company	Masonite International Corp. Mueller Water Products, Inc. Patrick Industries Inc. PGT, Inc. Simpson Manufacturing Inc. Trex Company, Inc.
Frederic W. Cook & Co., Inc. (“FW Cook”), an independent compensation consultant to the Compensation Committee, used the Peer Group pay information, along with manufacturing and general industry survey data, to develop the appropriate range of compensation for each executive position. FW Cook also prepared an independent analysis of our key performance indicators such as profitability, growth, capital efficiency, balance sheet strength, and total return to stockholders compared to our seventeen industry peers. These results were then reported to the Compensation Committee in order to provide a thorough picture of the competitiveness of pay in the context of our performance as compared with that of our peers. While the Compensation Committee uses this analysis to help frame its decisions on compensation, it uses its collective judgment in determining executive pay. The Compensation Committee exercises discretion in making compensation decisions based on the following inputs: its understanding of market conditions, its understanding of competitive pay analysis, recommendations from the CEO regarding his direct reports, the Committee’s overall evaluation of the executive’s performance, and our overall compensation strategy.
Changes for Fiscal 2021
For fiscal 2021, the Company removed one company (Continental Building Products) from the comparator group. The sixteen companies below comprise the fiscal 2021 peer group:
AAON Inc. American Woodmark Corp. Apogee Enterprises Inc. Armstrong Flooring Inc. Cornerstone Building Brands	CSW Industrials Inc. Gibraltar Industries Inc. Griffon Corporation Insteel Industries Inc. L.B. Foster Company Masonite International Corp.	Mueller Water Products, Inc. Patrick Industries Inc. PGT, Inc. Simpson Manufacturing Inc. Trex Company, Inc.
Program Description
Our executive compensation program is a traditional design structure that has been customized to suit the business and organizational objectives of the Company. It includes base salary, annual cash incentive compensation, long-term incentives and executive benefits. Our fiscal 2020 long-term incentive program consisted of restricted stock grants, performance restricted stock units, and performance share awards. The amount of pay that is performance-based for an executive is directly related to the level of responsibility held by the position; accordingly, our highest ranked executive has the most performance-based pay as a percentage of total compensation. We set realistic but challenging goals in our annual incentive and long-term performance plans. In each case, if we fail to meet the pre-determined standards, no plan-based compensation is earned by executives.

We evaluate the various components of compensation annually relative to the competitive market for prevalence and value. By setting each of the elements against the competitive market within the parameters of our compensation strategy, the relative weighting of each element of our total pay mix varies by individual. We do not set fixed percentages for each element of compensation. The mix may also change over time as the competitive market moves or other market conditions which affect us change. We do not have and do not anticipate establishing any policies for allocating between long-term and currently paid compensation, or between cash and non-cash compensation. We have a process of assessing the appropriate allocation among these elements of compensation on a periodic basis and adjusting our position based on market conditions and our business strategy.
Base Salary
Purpose:   This pay element is intended to compensate executives for their qualifications and the value of their job in the competitive market.
Competitive Positioning:   The Company’s goal is to target the market median as our strategic target for base salary. We review each executive’s salary and performance every year to determine whether base salary should be adjusted. Along with individual performance, we also consider movement of salary in the market, as well as our financial results from the prior year to determine appropriate salary adjustments.
While the Compensation Committee applies general compensation concepts when determining the competitiveness of our executives’ salaries, the Compensation Committee generally considers base salaries as being competitive when they are within a reasonable range of the stated market target (in this case, the market 50th percentile).
Fiscal 2020 Review:   Following significant work on the strategic plan, the Company began implementation of its forward-looking strategy and succession planning process, with notable management transitions that began in fiscal 2020. Mr. Wilson assumed the role of CEO following the transition of Mr. Griffiths to Executive Chairman. Mr. Zuehlke was promoted to CFO and Treasurer, Mr. Cornett was promoted to GC and Secretary, and Mr. Livingston was promoted to Chief Accounting Officer and Controller. Base salaries for these individuals were each approved upon appointment to their respective roles. The table below provides base salaries for fiscals 2019 and 2020:
Name and Principal Position	Fiscal 2019 Base Salary	Fiscal 2020 Base Salary	Base Salary Increase
George L. Wilson President and CEO	$495,000	$575,000	16%
William C. Griffiths Executive Chairman	$815,000	$500,000	(39)%
Scott M. Zuehlke Senior Vice President, CFO and Treasurer	$250,000	$330,000	32%
Paul B. Cornett Senior Vice President, General Counsel and Secretary	$240,000	$310,000	29%
Mark A. Livingston Vice President, Chief Accounting Officer and Controller	$225,000	$240,000	7%
Kevin P. Delaney* Former Senior Vice President, GC and Secretary	$375,000	N/A	N/A

*
Mr. Delaney was Senior Vice President, General Counsel and Secretary until November 1, 2019. Because he served only one day during the fiscal year, he received salary during the year equal to 1/365 of his annual salary of $375,000.

Annual Incentive Awards (AIA)
Purpose:   This element of compensation is intended to reward executives for the achievement of annual goals related to key business drivers. It is also intended to emphasize to executives the key business goals of the Company from year to year.

Competitive Positioning:   The Company’s strategy is to target the market median for annual incentives for performance that meets expected levels. We have established the range of possible payouts under the plan so that our competitive position could be above or below our stated strategy based on performance outcomes.
Plan Mechanics:   The Company’s 2020 Omnibus Incentive Plan (the “Omnibus Plan”) serves as the governing plan document for our AIA. It replaced the Company’s 2008 Omnibus Incentive Plan, as amended in 2011 and 2014, which served as the governing plan document for AIA granted for fiscal 2020 and prior years. The AIA plan design is geared toward goal attainment, which pays target award levels for expected performance results.
Fiscal 2020:   The AIA emphasizes earnings and informed decision making with regard to the Company’s operational and strategic goals. To integrate the goals of the AIA throughout the Company, the annual incentive program participation includes the top leaders of all of our domestic business divisions. We believe this is necessary in order to align managers throughout the organization with this incentive structure.
Rigorous Goals:   The Compensation Committee took careful consideration of the Company’s performance in order to develop the plan design and goals for fiscal 2020. In line with the Company’s commitment to align incentives with strategic imperatives, the fiscal 2020 scorecard was based on 20% Revenue, 40% Adjusted EBITDA, and 40% Working Capital as a Percentage of Sales. The Compensation Committee believes the use of Revenue and EBITDA metrics, combined with attention to Working Capital as a Percentage of Sales, balances the management team’s focus and positions the Company strategically for healthy growth and profitability. The Company set rigorous performance expectations based on the forecasted results of the operating divisions and the projected markets for building products. The Committee established performance goals for fiscal 2020 that require the Company to at least perform at prior year’s levels to earn above a target payout.
Target Award Levels:   Based on market practices for annual incentives, and our compensation strategy, we set a target award opportunity for each of our executives. This is the amount of incentive compensation the executive can earn when performance meets expected results, or “target.” The table below reflects the payout percentage of each named executive’s base salary at the threshold, target and maximum levels of performance for fiscal 2020.
Potential AIA Payout
Expressed as a % of Salary
Participant	Title	Threshold	Target	Maximum
Wilson	CEO	50%	100%	200%
Griffiths	Executive Chair	50%	100%	200%
Zuehlke	CFO	27.5%	55%	110%
Cornett	GC	25%	50%	100%
Livingston	CAO	25%	50%	100%
Delaney*	Former GC	N/A	N/A	N/A

*
Mr. Delaney was Senior Vice President, General Counsel and Secretary until November 1, 2019. Because he served only one day during the fiscal year, no AIA was granted.

Fiscal 2020 Results:   The Compensation Committee did not adjust any of the goals under the Company’s fiscal 2020 AIA and determined the Company’s incentive payouts based on actual fiscal 2020 results. The Company’s targets on the primary metrics under the fiscal 2020 AIA scorecard considered by the Compensation Committee were a Revenue goal of $882.6-$893.8 million, an adjusted EBITDA goal of $107.5 million, and a Working Capital as a Percentage of Sales goal equal to 12.1%. Due to compression in our industry, fiscal 2020 plan for revenue was expected to be below fiscal 2019 actual revenue performance. To enhance the rigor of our program it was determined that no payouts above target would be earned for performance below that of the prior year. For this reason, a flat spot was implemented at target, reflecting the range from fiscal 2019 actual ($893.8 million) to fiscal 2020 plan ($882.6 million). For fiscal 2020, Working Capital as a Percentage of Sales was calculated as the quarterly average of the sum of receivables and inventories less payables, divided by net sales. In calculating performance, the Committee adjusted EBITDA to exclude transaction and advisory fees, executive severance charges and restructuring charges. The Company achieved Revenue of $851.6 million, adjusted EBITDA of $104.5 million, and Working Capital as a Percentage of Sales of 10.41%. Together, these results produced an AIA achievement equal to 116% of target for executive officers. The AIA achievement resulted in payments to participants as follows:
Participant	Title	Target % (as a % of salary)	Achieved % (as a % of salary)
Wilson*	CEO	100%	111%
Griffiths	Executive Chair	100%	116%
Zuehlke	CFO	55%	64%
Cornett	GC	50%	58%
Livingston	CAO	50%	58%
Delaney**	Former GC	N/A	N/A

*
Mr. Wilson served as the Company’s Chief Operating Officer for the first two months of the fiscal year, and in that role had a 75% target annual bonus opportunity.

**
Mr. Delaney was Senior Vice President, General Counsel and Secretary until November 1, 2019. Because he served only one day during the fiscal year, no AIA was granted.

Fiscal 2021 Changes:   In line with the Company’s forward-looking strategy, the fiscal 2021 AIA design maintains a focus on Revenue, Adjusted EBITDA, and Working Capital as a Percentage of Sales. New for fiscal 2021, the weighting of Revenue will be increased to 40% and the weighting of Working Capital as a Percentage of Sales will be reduced to 20%. The weighting of Adjusted EBITDA will remain at 40%.
Long-Term Incentive Compensation
Purpose:   We have a long-term incentive program designed to help align the interests of executive management with shareholders and reward executives for the achievement of long-term goals. Long-term incentives are also critical to the retention of key employees and provide executives an opportunity for personal capital accumulation. For these reasons we have placed more value on the long-term incentive element of compensation than on other elements. The result is that this element of compensation generally represents at least half of the named executive officers’ total direct compensation.
Competitive Positioning:   Our long-term incentive philosophy targets the 50th percentile of the market. The individual performance of each named executive officer is not considered in the value of the long-term incentive awards granted. Since the goals are set prospectively, the Company’s financial performance determines the ultimate value of the award.
Participation:   Participation in the program includes the named executive officers and certain key contributors to the business and is determined based on competitive practices as well as our assessment of which positions contribute to long-term value creation.

Target Award Levels:   In line with our market strategy of targeting the 50th percentile, fiscal 2020 target long-term incentive awards were determined based on a target dollar value for our executives, which has been the practice for the executive officers since fiscal 2018. The executives had the following LTI targets for fiscal 2020:
Participant	Title	LTI Target
Wilson	CEO	$1,250,000
Griffiths*	Executive Chair	$—
Zuehlke	CFO	$390,000
Cornett	GC	$285,000
Livingston	CAO	$160,000
Delaney**	Former GC	N/A

*
Mr. Griffiths does not receive long-term incentive compensation in his role as Executive Chair.

**
Mr. Delaney was Senior Vice President, General Counsel and Secretary until November 1, 2019. Because he only served one day during the fiscal year, no LTI was granted.

Fiscal Year 2020 Long Term Incentive Program Design
Vehicles and Goals
At its December 2019 meeting, the Compensation Committee maintained its ongoing long-term incentive plan design, reflecting the Company’s continued emphasis on improving returns for its shareholders. For fiscal 2020, the performance share awards were measured by reference to one performance metric — Return on Net Assets — and the performance restricted stock unit awards were based 100% on Absolute TSR, each as measured over a three year performance period. The LTI mix was delivered 30% in restricted stock, 30% in performance restricted stock units, and 40% in performance shares. The allocation among the long-term incentive vehicles is determined by the Compensation Committee based on market information provided by its compensation consultant, as well as input from senior management regarding the key business drivers that will continue to promote a results-oriented culture. The Company’s Omnibus Incentive Plan does not provide for any specific subjective individual performance component in determining the ultimate value of any award. The following chart illustrates the fiscal 2020 allocation of long-term incentives, which is 70% performance-based.
Restricted Stock
Restricted stock represents 30% of each participant’s long-term incentive value. The Compensation Committee chose 30% of the total value because it provides meaningful retentive value to key executives, helps smooth out market volatility, and is cost efficient. The restricted stock awards vest three years after the award is granted, so long as the participant remains employed through the vesting date. We believe restricted stock awards are an effective long-term compensation vehicle through which key employees can be retained, especially through volatile periods in the market.
Performance Restricted Stock Units
Performance restricted stock units (“PRSUs”) represent 30% of each participant’s long-term incentive value and are payable 100% in Company stock. The PRSUs can be earned based on the Company’s Absolute Total Shareholder Return over the three-year performance period. In order for executives to receive a target payout, the Company must have Absolute TSR improvement of 20%. For fiscal 2020, the number of shares earned will be calculated based on Absolute TSR using the 10-day average stock price leading up to the start of the performance period (November 1, 2019) and the 10-day average stock price leading up to the end of the performance period (October 31, 2022), and includes the reinvestment of dividends. The table below illustrates the number of shares that will vest based on the Company’s Absolute TSR under the PRSU awards at various levels of performance. Performance will be interpolated for any results in between threshold and target or target and maximum.
Milestones	Absolute Total Shareholder Return Performance	Performance Restricted Stock Units Modifier
Maximum	≥50%	150%
Target	20%	100%
Threshold	–20%	50%
Performance Shares
Performance shares represent 40% of each participant’s long-term incentive value. Performance shares are payable 100% in cash and are intended to motivate executives to achieve preset goals that are in line with critical business drivers.
We set target award values for each year. These target award values are used to calculate the number of performance shares granted to each executive. The final number of shares to vest is not determined until the end of a three-year performance cycle. In December 2019, the Compensation Committee maintained the design of the performance shares to be measured wholly by reference to the Company’s Return on Net Assets (“RONA”). RONA is defined as operating income over total assets (measured as a five quarter trailing average), minus cash, minus current liabilities, plus current long-term debt. The decision to utilize a single performance metric was made to help focus the executives on exceptional performance on returns. The performance shares will continue to be capped at 200% of target. The goals for RONA performance are shown below:
Milestones	RONA Performance	Performance Share Modifier
Maximum	9.9%	200%
Target	8.6%	100%
Threshold	7.3%	75%
Fiscal 2020 Long-Term Incentive Grants
The number of long-term incentive awards granted during fiscal 2020 was determined by: (1) taking 30% of the participant’s target award value and dividing it by the 10-day average closing stock price between October 18, 2019 and October 31, 2019 to determine the number of restricted stock awards, (2) taking 30% of the participant’s target value and dividing it by the calculated Monte Carlo value of the PRSUs based on the 10-day average closing stock price between October 18, 2019 and October 31, 2019 to determine the number of performance restricted stock units, and (3) taking 40% of the participant’s target award value and dividing it by the 10-day average closing stock price between October 18, 2019 and October 31, 2019 to determine the number of performance shares. The equity grant calculations apply an average stock price based on the last ten trading days in October 2019. For more information related to long-term incentive awards granted during fiscal 2020, please see the table entitled “Grants of Plan Based Awards” located on page 44 of this Proxy Statement.
Previously Awarded Performance Shares
Fiscal 2018 Performance Shares
The performance shares awarded to our executives in December 2017 (the “Fiscal 2018 Performance Shares”) became payable to executives in December 2020, with a final value determined by the Company’s performance period for fiscal 2018 through fiscal 2020. Performance measures for the Fiscal 2018 Performance Shares included EPS growth and relative total shareholder return (“TSR”), each weighted 50% of the total performance share award, and a modifier based on Return on Invested Capital (“ROIC”). EPS growth is measured as the cumulative value of EPS over the three-year performance period, and relative TSR is expressed as the stock price appreciation plus dividends reinvested relative to appreciation of our Peer Group. Relative TSR is determined by calculating the change in the value of our stock plus the value of dividends and comparing that value with that of our peer group. Return on Invested Capital is defined as net operating profit after taxes divided by average invested capital. Net operating profit after taxes is defined as earnings from continuing operations plus after-tax interest and amortization expense. Average invested capital is defined as the sum of the average debt and shareholders’ equity for the year. ROIC excludes other comprehensive loss, goodwill impairments and non-economic accounting changes, as they are not reflective of the Company’s operating performance. Our performance against these pre-established goals determined the payout to executives within a range from threshold to maximum. The pre-established goals and the actual performance against these goals are set forth below. The Compensation Committee did not adjust any of the goals under the Company’s fiscal 2018 performance shares and determined the Company’s payouts based on actual results for the performance period.
				Performance Share Metric Initial Payouts
	Relative TSR Percentile	EPS Growth(1)		R-TSR (50% weighting)	EPS (50% weighting)	Total Initial Payout(2)
Milestones		Cum.	Percent
Performance Measures:
Maximum	75%	$2.19	12%	100%	100%	200%
Target	60%	$2.07	9%	50%	50%	100%
Threshold	30%	$1.96	6%	37.5%	37.5%	75%
Actual Performance	27%	$0.62	(43)%	—%	—%	—%

(1)
Three Year EPS growth was determined by using a base year value of $0.58, which represents the fiscal 2017 adjusted EPS.

(2)
The initial payout opportunities were eligible to be modified by ROIC along the following schedule. Payouts were capped at 200% of target irrespective of the modifier.

Absolute ROIC Improvement during Performance Period:	0%	0.75%	1.5%	2.25%	3.0%	3.75%
Modifier Amount (as a % of EPS Growth and Relative TSR Award Modifiers):	0%	10%	20%	30%	40%	50%

For the Fiscal 2018 Performance Shares, the total actual payout was equal to 0% of target as a result of earning below threshold on EPS growth and relative TSR. The ROIC performance modifier was not triggered. EPS growth performance resulted in large part from two goodwill impairments taken in fiscal 2019 for the North American Cabinet Components segment. Actual payout amounts for each named executive officer were as follows:
Officer	Fiscal 2018 Performance Shares Granted (#)	EPS Growth Total Payout ($)	EPS Growth Total Shares Granted (#)	R-TSR Total Payout ($)	R-TSR Total Shares Granted (#)	Cash Paid for Accumulated Dividends during Performance Period ($)	ROIC Modifier Impact	Total Payout ($)	Total Shares Granted (#)
Wilson	20,300	$—	—	$—	—	$—	$—	$—	—
Griffiths	48,400	$—	—	$—	—	$—	$—	$—	—
Zuehlke	3,900	$—	—	$—	—	$—	$—	$—	—
Cornett	3,000	$—	—	$—	—	$—	$—	$—	—
Livingston*	—	$—	—	$—	—	$—	$—	$—	—
Delaney**	13,400	$—	—	$—	—	$—	$—	$—	—

**
Mr. Livingston did not participate in the Fiscal 2018 Performance Shares.

**
Mr. Delaney was Senior Vice President, General Counsel and Secretary until November 1, 2019. His Fiscal 2018 Performance Shares were forfeited in their entirety in connection with his departure from the Company.

Fiscal 2018 Performance Restricted Stock Units
The performance restricted stock units awarded to our executives in December 2017 (the “Fiscal 2018 Performance Restricted Stock Units”) became payable to executives in December 2020, with a final value determined by the Company’s performance period for fiscal 2018 through fiscal 2020. The performance measure for the Fiscal 2018 Performance Restricted Stock Units was Absolute TSR. Absolute TSR is expressed as the Company’s total stock price appreciation, assuming reinvestment of all dividends. Absolute TSR is determined by calculating the change in the value of our stock plus the value of dividends as if they were paid currently at the time of issuance by the Company. Our performance against this goal determined the payout to executives within a range from threshold to maximum. The plan only permitted a payout of target if TSR increased by a minimum of 20%. The pre-established goal and the actual performance against this goal is set forth below. The Compensation Committee did not adjust any of the goals under the Company’s fiscal 2018 performance restricted stock units and determined the Company’s payouts based on actual results for the performance period.
Officer	Fiscal 2018 Performance RSUs Granted (#)	A-TSR Total Payout ($)	A-TSR Total Shares Granted (#)	Cash Paid for Accumulated Dividends during Performance Period ($)	Total Payout ($)	Total Shares Issued (#)
Wilson	10,800	154,213	7,074	5,942	160,155	4,433
Griffiths	25,800	368,398	16,899	14,195	382,593	10,249
Zuehlke	2,100	29,997	1,376	1,156	31,153	1,040
Cornett	1,600	22,846	1,048	880	23,726	792
Livingston*	—	—	—	—	—	—
Delaney**	7,100	—	—	—	—	—

*
Mr. Livingston did not participate in the Fiscal 2018 Performance Restricted Stock Units.

**
Mr. Delaney was Senior Vice President, General Counsel and Secretary until November 1, 2019. His Fiscal 2018 Performance Restricted Stock Units were forfeited in connection with his departure from the Company.

Fiscal 2021 Long-Term Incentive Grants
At its December 2020 meeting, the Compensation Committee elected to maintain the Company’s LTI plan design.
Processes and Procedures for Determining Executive Compensation in Fiscal 2020
Guided by the principal objectives described above, the Compensation Committee approves the structure of the executive compensation program and administers the programs for our executive officers, including matters where approval by our independent Compensation Committee members is appropriate for tax or regulatory reasons. The following describes the roles of key participants in the process.
The Role of Executives
Our Chief Executive Officer and Executive Chair are the only executives who work with the Compensation Committee and compensation consultant in establishing compensation levels and performance targets. Our Chief Executive Officer is responsible for reviewing the compensation and performance of the other executive officers (other than the Executive Chairman) and, as such, makes recommendations to the Compensation Committee regarding adjustments in compensation to such executive officers. The Compensation Committee considers the Chief Executive Officer’s recommendations along with the Compensation Committee’s own evaluation of individual and business performance and the market data provided by its compensation consultant. In making recommendations, the Chief Executive Officer relies upon his evaluation of his direct reports’ performance and competitive compensation information. The Chief Executive Officer does not recommend his own compensation. The Chief Executive Officer recommends AIA performance goals to the Compensation Committee. The Chief Executive Officer, with input from the compensation consultant, recommends performance goals for long-term incentive awards that are properly aligned with the business goals and compensation strategy, but no senior executive is present when decisions regarding his or her compensation is discussed and determined.
Our Senior Vice President — General Counsel and Secretary serves as the liaison between the compensation consultant, the Compensation Committee, and the Governance Committee. In this role, he interacts with the compensation consultant as necessary and prepares materials for each Compensation Committee meeting to assist the Compensation Committee in its consideration and administration of executive compensation programs, plans and policies.
The Role of Independent External Advisors
To facilitate the formulation and administration of our compensation program, the Compensation Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”) since July 2012 as its independent consultant on executive compensation matters. FW Cook helps the Compensation Committee assess the competitiveness and appropriateness of compensation programs throughout the market, including our peers, and develop a compensation program that is consistent with our objectives and market conditions. FW Cook meets with our Compensation Committee in executive sessions and advises the Compensation Committee with respect to a wide range of issues related to executive compensation. The Compensation Committee authorizes the scope of services that it desires FW Cook to provide for the Company, including reviewing and analyzing market data, evaluating our comparator group composition, making recommendations for incentive system designs, providing market and regulatory updates, assisting with deliberations related to CEO compensation, reviewing any relevant information and reporting to the Compensation Committee on all aspects of our compensation programs. FW Cook reports directly to, and takes its charge from, the Compensation Committee. However, the Compensation Committee does not specifically direct the manner in which FW Cook performs the scope of services it provides to the Company. Additionally, the Compensation Committee makes all final decisions regarding compensation.

Independence of Advisors
The Compensation Committee reviewed the independence of FW Cook based on the NYSE rules for independence which include the following factors: (i) the provision of other services to the Company by FW Cook; (ii) the amount of fees from the Company paid to FW Cook as a percentage of FW Cook’s total revenue; (iii) the policies and procedures of FW Cook that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the individual compensation advisors who serve the Committee with any member of the Committee; (v) any stock of the Company owned by such individual compensation advisors, and (vi) any business or personal relationship of FW Cook or the individual compensation advisors who serve the Committee with an executive officer of the Company. The Compensation Committee also reviewed FW Cook’s policies for avoiding conflicts of interest. The Compensation Committee has determined, based on its analysis of the factors listed above, that the work of FW Cook and the individual compensation consultants employed by FW Cook does not create any conflicts of interest and that FW Cook meets the NYSE standards for independence.
The Role of the Compensation & Management Development Committee
The Compensation Committee currently comprises three non-employee independent directors. The Compensation Committee’s duties in administering executive compensation programs include the following:
•
Review and approve the Company’s overall total compensation policy.

•
Review and evaluate Company performance against pre-established performance metrics.

•
Establish the annual total compensation paid to officers and key executives, including base salary, annual incentive, and long-term incentives.

•
Regularly review and approve all employment agreements and severance arrangements for the executive officers.

•
Review the Company’s Compensation Discussion and Analysis disclosure.

The Compensation Committee determines the Chief Executive Officer’s salary and incentive awards based upon an assessment of individual and Company performance, as well as market data provided by the compensation consultant. The Compensation Committee may form and delegate duties to subcommittees when appropriate. A more expansive list of the Compensation Committee’s responsibilities can be found in its charter, which can be viewed on our website at www.quanex.com.
Post-Employment Compensation
Severance and change in control benefits are provided under the employment agreements of one executive, as well as under our incentive plans and our Severance Policy. These benefits are discussed at greater length in the section entitled “Employment Agreements and Potential Payments upon Termination or Change in Control” on page 33 of this Proxy Statement.
Since 2013, the Company has maintained a policy to no longer provide excise tax gross up benefits to any new executives in the event of a change in control termination. No employees have severance benefits that provide change in control excise tax gross ups.
Deferred Compensation Plan
The Company has a nonqualified deferred compensation program that gives executives the opportunity to defer income. As with our various other plans and programs, this deferral opportunity is designed to attract and retain key executives.
The deferred compensation program is administered by the Compensation Committee. Before eligible employees can participate, they must first receive a recommendation from our senior managers and then final approval by the Compensation Committee. Participants in the program may choose to defer up to 100% of their annual and long-term incentive bonuses. Participants may choose from a variety of investment choices in which the Company will invest their deferrals over the defined deferral period.

Executive Benefits
Purpose:   The role of executive benefits is to provide financial security, enhanced employee welfare, and competitive packages that are meaningful in the markets for which we compete for executive talent. These programs provide post retirement income, and in some cases, additional benefits in place of those that would otherwise be lost due to plan limits imposed by the Internal Revenue Code.
Competitive Positioning:   Our executive benefits strategy is to provide meaningful yet cost-efficient benefits to executives at a level that aligns with our desired competitive positioning of the market median. We provide executives with health and welfare benefits that are consistent with our program for exempt personnel generally. Supplemental retirement and supplemental life benefits are also provided to our officers.
Program Elements:
•
Retirement and other benefits.   Our executives participate in the Company’s defined benefit pension plan, 401(k) defined contribution retirement plan, and supplemental executive retirement plans. Executives also receive company contributions under our 401(k) plan, a 15% match under our employee stock purchase program (ESPP) and dividends on unvested restricted stock granted prior to March 2020. The Company previously provided a 20% match under the deferred compensation plan, but that benefit was suspended on April 1, 2009.

•
Life insurance benefits.   Our executives participate in Company provided life insurance, the amount of which takes into consideration age and/or income. Our executives also have the opportunity to purchase supplemental life insurance.

•
Perquisites.   We provide our executives with certain perquisites which help us compete for executive talent, and in some cases, allow our executives to devote more attention to the business of the Company. Certain perquisites have been grandfathered and not all executives are provided the same. The various perquisites include executive life insurance, financial and tax planning, and automobile allowances. The Compensation Committee eliminated tax gross-up payments on perquisites, effective December 31, 2009.

Other Compensation Items
Clawback Provision (Recovery of Incentive Payments)
We have a policy to enable the Board, in its judgment and to the extent permitted by governing law, to require reimbursement of any cash bonus or performance-based awards paid to an executive where (a) the value of the award was predicated upon the achievement of certain financial results that were subsequently the subject of a material restatement, and (b) a lower payment would have been made to the executive based on the restated financial results. In each instance, the Company may seek to recover that portion of the affected executive’s annual and/or long-term incentive payments that is higher than the payment that would have originally been paid. No reimbursement will be required if such material restatement was caused by or resulted from any change in accounting policy or rules. In addition, we have our performance-based award agreements facilitate a transition to new SEC and stock exchange requirements when they are finalized.
Risk Assessment
In fiscal 2020, the Compensation Committee discussed and analyzed risks associated with the Company’s compensation policies and practices for executive officers and all employees generally. This discussion included, but was not limited to, topics such as eligibility, affordability, retention impact, corporate objectives, alignment with shareholder interests, governance, and possible unintended consequences. The Compensation Committee did not identify any risks arising from the Company’s compensation programs or practices that are reasonably likely to have a material adverse effect on the Company.
Executive Stock Ownership Guidelines
We encourage our executives to own our Common Stock because we believe such ownership provides strong alignment of interests between executives and shareholders. Our executive stock ownership guidelines provide that different levels of executives are expected to own a specific value of our Common Stock, expressed as a percentage of salary. The stock ownership requirement is effective three years for the executives after assuming their respective roles. The chart below shows the guidelines by executive level.
Level	Typical Executive Position	Stock Ownership Goal
1	CEO & Executive Chair	4x Base Salary
2	SVP	2x Base Salary
3	VP	1x Base Salary
All of our named executives currently are in compliance with the executive stock ownership guidelines.
Prohibition on Certain Transactions Involving Company Stock
The Company’s Corporate Governance Guidelines specifically prohibit the Company’s directors, officers and employees from hedging or pledging Company stock; maintaining margin accounts holding Company Stock, and buying or selling any puts, calls or other derivatives of Company stock. Please see page 63 of this Proxy Statement for the Company’s policy with regard to these activities.
Timing of Certain Committee Actions
The Compensation Committee schedules actions related to executive pay to coincide with its regularly scheduled Board meetings in October and December:
Executive Compensation Element	Action Item
Base Salaries	Review and/or adjust based on market review
Short-Term Incentives	Determine year-end results and approve payouts Set goals for upcoming year
Long-Term Incentives
Determine performance results and approve long-term plan’s payouts
Set goals for long-term plan’s next three-year performance cycle
Determine and approve equity awards, including restricted stock awards and long-term performance based awards

Compensation decisions related to promotions or new hire awards are addressed on an individual basis, at the time the executive is promoted or first joins the Company.
Accounting Considerations and Tax Deductibility of Executive Compensation
In designing compensation programs, we consider the effects that accounting and taxation may have on us, the named executive officers or other employees as a group. We account for compensation arrangements in accordance with FASB ASC Topic 718. All share based payments to employees are measured at fair value on the date of grant and recognized in the statement of operations as compensation expense over their requisite service periods.
Influence of Say on Pay Results on Executive Compensation Decisions
Management and the Compensation Committee are attentive to the outcome of the shareholder “Say on Pay” vote. At the Company’s 2020 annual shareholder meeting, the Company received significant support for its executive compensation program, with 97.7% of the votes in favor of the “Say on Pay” resolution. The Compensation Committee remains responsive to shareholder feedback and believes that the strong support from shareholders indicates satisfaction with the executive compensation program.
Employment Agreements and Potential Payments upon Termination or Change in Control
On February 27, 2020, the Company adopted a severance policy that applies to certain of its named executive officers. The Company also entered into a letter agreement with its Executive Chair, effective

July 9, 2013, which contains certain executive severance provisions. We believe that the severance policy helps us attract and retain our named executive officers. The Company entered into these arrangements because executives at this level generally require a longer time-frame to find comparable jobs as fewer jobs at this level exist in the market. In addition, executives often have a large percentage of their personal wealth dependent on the status of their employer, given the requirement to hold a multiple of their salary in stock and the fact that a large part of their compensation is stock-based. The amount and type of benefits were based on competitive market practices for executives at this level.
In addition, in the event of a change in control, the Severance Policy reduces the personal uncertainty and anxiety that arises from the possibility of a future business combination. During a potential change in control, we do not want executives leaving to pursue other employment out of concern for the security of their jobs or being unable to concentrate on their work. To enable executives to focus on the best interest of our stockholders, we offer change in control agreements that generally provide benefits to executives whose employment terminates in connection with a change in control.
Provisions of the Severance Policy and severance letter arrangement require a termination of employment before any benefits are paid. The change in control agreements require both a change in control and a termination of employment before cash payments are made (a “double trigger”). If an executive officer experiences both a change in control of the Company and a termination of employment, benefits are payable under only the change in control agreement.

Severance Policy
Mr. Wilson participates in the Severance Policy as a “Tier 1 Officer” as defined therein, and each of Messrs. Zuehlke, Cornett and Livingston participates in the Severance Policy as a “Tier 2 Officer” as defined therein.
The table below sets forth the severance pay and benefits available under the Severance Policy for the participating named executive officers assuming a “Qualifying Termination” (as defined in the Severance Policy) without cause or for good reason within 24 months following a change in control.
Severance Policy Benefits
Tier	Qualifying Termination without Change in Control	Qualifying Termination following Change in Control
Tier 1
•
2x base salary plus 2x target annual bonus at the time of Qualifying Termination, payable in installments on normal payroll schedule; and

•
Pro-rata annual bonus for year of termination based on actual Company performance and number of days worked by the Executive during the fiscal year, to be paid at the same time bonuses are paid to active employees; and

•
Continued health and welfare benefits, or reimbursement thereof, for eighteen (18) months for the Executive and his or her spouse and dependents, subject to earlier termination when the Executive becomes eligible for such benefits from a subsequent employer.

•
2.5x base salary plus 2.5x target annual bonus at the time of Qualifying Termination (or, if higher, at the time of Change in Control), payable in a lump sum within fifteen (15) days of termination; and

•
Pro-rata target annual bonus for year of termination based on number of days worked by the Executive during the fiscal year, payable in a lump sum within fifteen (15) days of termination; and

•
Continued health and welfare benefits, or reimbursement thereof, for eighteen (18) months for the Executive and his or her spouse and dependents, subject to earlier termination when the Executive becomes eligible for such benefits from a subsequent employer.

Tier 2
•
1.5x base salary plus 1.5x target annual bonus at the time of Qualifying Termination, payable in installments on normal payroll schedule; and

•
Pro-rata annual bonus for year of termination based on actual Company performance and number of days worked by the Executive during the fiscal year, to be paid at the same time bonuses are paid to active employees; and

•
Continued health and welfare benefits, or reimbursement thereof, for eighteen (18) months for the Executive and his or her spouse and dependents, subject to earlier termination when the Executive becomes eligible for such benefits from a subsequent employer.

•
2x base salary plus 2x target annual bonus at the time of Qualifying Termination (or, if higher, at the time of Change in Control), payable in a lump sum within fifteen (15) days of termination; and

•
Pro-rata target annual bonus for year of termination based on number of days worked by the Executive during the fiscal year, payable in a lump sum within fifteen (15) days of termination; and

•
Continued health and welfare benefits, or reimbursement thereof, for eighteen (18) months for the Executive and his or her spouse and dependents, subject to earlier termination when the Executive becomes eligible for such benefits from a subsequent employer.

Executive Chair Severance Letter Agreement
This section describes the severance provisions contained in the letter agreement entered into by the Company and Mr. Griffiths upon his original assumption of duties for the Company as an executive officer. In the event that Mr. Griffiths’ employment is terminated by the Board of Directors for any reason other than “Cause,” as defined in the change in control agreement, or a material violation of the Company’s Code of Business Conduct and Ethics, the following benefits would be payable:
•
Base salary continuation for two years (at the rate in effect immediately preceding the date of termination), paid semi-monthly for 24 months;

•
Pro-rated AIA bonus for the year of termination, as determined by the Board of Directors; and

•
Continued participation in health and welfare plans and payment of benefit premiums (i.e., medical, dental, vision, life, disability and any other welfare plans he currently participates in) for 18 months.

The letter agreement requires Mr. Griffiths to execute a mutually satisfactory release of all claims before the expiration of the 90th day following his termination, or he shall forfeit any and all payment, reimbursements, and benefits due under the letter agreement.
Severance Agreement
During fiscal 2020, Mr. Delaney received a payment in accordance with his Severance Agreement as a result of his termination of employment on November 1, 2019 without cause. He was entitled to the following benefits as result:
•
Annual base salary and compensation for earned but unused vacation time accrued through the date of termination of employment;

•
Pro-rated amount equal to the greater of the executive’s (i) target performance bonus for the year of termination of employment, or (ii) performance bonus for the year immediately preceding the year of termination of employment;

•
Lump sum severance equal to 18 months of the executive’s base salary for the fiscal year in which the termination occurs;

•
Continued participation in health and welfare plans and payment of benefit premiums for 18 months; and

•
All other perquisites to which the executive is entitled pursuant to the terms of the agreements providing for such perquisites.

For more information on the severance benefits and other compensation paid to Mr. Delaney during the year, please see the “Summary Compensation Table” on page 40 of this Proxy Statement.
Change in Control Payments
As described above, benefits payable under the Severance Policy following a change in control require the occurrence of both (A) a change in control of the Company and (B) (i) involuntary termination of the named executive officer’s employment with the Company without cause or (ii) voluntary termination of the named executive officer’s employment with the Company for “good reason”, in each case within twenty-four (24) months following the effective date of a Change in Control of the Company.
Each of the following events generally constitutes a change in control of the Company for purposes of the Severance Policy:
•
Any person or entity acquiring or becoming beneficial owner as defined in SEC regulations of 20% or more of (i) the then outstanding shares of our Common Stock or (ii) the combined voting power of the then outstanding voting securities of the Company;

•
Generally, our current directors ceasing to constitute a majority of our directors;

•
Consummation of a merger, consolidation, or recapitalization (unless the directors continue to represent a majority of the directors on the Board, more than 50% of the pre-transaction ownership continues in the same proportion and, no covered person owns 20% or more of (i) the then outstanding shares of our Common Stock or (ii) the combined voting power of our then outstanding voting securities if the covered person did not have such an ownership threshold prior to the transaction); or
•
The stockholders approve a complete liquidation or dissolution of the Company.

Treatment of Outstanding Equity Awards Following Change in Control
If a named executive officer is entitled to benefits under a change in control, the following would occur immediately upon the occurrence of a change in control pursuant to grant agreements for various equity awards, regardless of whether the named executive officer’s employment is terminated as a result of the change in control. (Beginning with awards issued in December 2020, a named executive officer is entitled certain equity award benefits related to a change in control only if such named executive’s employment is terminated without cause, or for good reason (i.e., double trigger)):
•
all options to acquire our Common Stock held by the named executive officer immediately prior to a change in control would become fully exercisable;

•
if the award is not assumed or substituted by the successor, all restrictions on any restricted Common Stock granted to the named executive officer prior to the change in control would be removed and the stock would be freely transferable;

•
all performance shares held by the named executive officer prior as of the change in control will be paid in cash at the target level, calculated on a pro rata basis rounded up to the nearest full years occurring in the performance period;

•
all Performance RSUs would vest in full, with the number of earned Performance RSUs to be determined by total shareholder return based on the price per share of the Company’s stock to be paid in connection with the change in control.

Payments of the foregoing severance pay and benefits under the Severance Policy are conditioned upon the executive having signed and returned an effective waiver and release of claims in a form satisfactory to us and continuing to comply with all applicable restrictive covenants. A breach of such release will result in the cessation of severance pay and benefits and may result in such executive’s being required to repay certain severance pay and benefits already provided as well as certain costs and expenses. If payments pursuant to the Severance Policy are not deductible by us under Section 280G of the Internal Revenue Code, such payments shall be reduced (or repaid) in order to ensure our deduction of payments in connection with a change in control.
In no event will a named executive officer receive severance payments under multiple executive tiers, under multiple Qualifying Termination scenarios, or under multiple Company severance policies, Severance Agreements, or Change in Control Agreements, or any combination thereof.

Post-Employment Compensation Table
The following table describes the potential payments or benefits upon termination, other post-employment scenarios or change in control for each of the Company’s named executive officers. The amounts in the table below show only the value of amounts payable or benefits due to enhancements in connection with each scenario, and do not reflect amounts otherwise payable or benefits otherwise due as a result of employment. In each case, the termination was assumed to take place on October 30, 2020.
Name	Severance Payment ($)	Pro-rated Bonus ($)	Restricted Stock/RSUs (Unvested)(1) ($)	Performance Shares(1) ($)	Performance Restricted Stock Units(1) ($)	Health & Welfare Benefits(2) ($)	NQ Deferred Compens- ation (Unvested) ($)	Retirement (SERP & Restoration)(3) ($)	Tax Gross-Up ($)	Total Benefit ($)
William C. Griffiths
Enhanced Retirement(4)	—	680,650	—	698,655(8)	854,301	—	—	—	n/a	2,233,606
Death/Disability	—	680,650	908,620	698,655(8)	854,301	—	—	—	n/a	3,142,226
Involuntary w/o Cause(5)	1,000,000	680,650	—	—	—	25,255	—	—	n/a	1,705,905
Change in Control(6)	—	588,288	1,199,380	1,619,872	1,121,215	—	—	—	n/a	4,528,755
Termination after Change in Control(7)	4,195,831	588,288	1,199,380	1,619,872	1,121,215	52,436	—	—	n/a	8,777,023
George L. Wilson
Enhanced Retirement(4)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Death/Disability	—	642,485	491,252	456,055(8)	487,897	—	—	—	n/a	2,077,689
Involuntary w/o Cause(5)	2,309,154	642,485	—	—	—	38,194	—	—	n/a	2,989,833
Change in Control(6)	—	579,577	864,500	842,136	752,325	—	—	—	n/a	3,038,538
Termination after Change in Control(7)	2,886,443	579,577	864,500	842,136	752,325	38,194	—	—	n/a	5,963,175
Scott M. Zuehlke
Enhanced Retirement(4)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Death/Disability	—	216,153	187,241	107,259(8)	110,276	—	—	—	n/a	620,929
Involuntary w/o Cause(5)	774,168	216,153	—	—	—	23,034	—	—	n/a	1,013,354
Change in Control(6)	—	186,112	295,131	181,397	179,503	—	—	—	n/a	842,144
Termination after Change in Control(7)	1,032,224	186,112	295,131	181,397	179,503	23,034	—	—	n/a	1,897,401
Paul B. Cornett
Enhanced Retirement(4)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Death/Disability	—	184,153	142,885	37,108(8)	49,586	—	—	—	n/a	413,732
Involuntary w/o Cause(5)	703,746	184,153	—	—	—	36,377	—	—	n/a	924,276
Change in Control(6)	—	159,164	333,359	94,160	81,966	—	—	—	n/a	668,649
Termination after Change in Control(7)	938,328	159,164	333,359	94,160	81,966	36,377	—	—	n/a	1,643,355
Mark A. Livingston
Enhanced Retirement(4)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Death/Disability	—	143,773	61,309	21,028(8)	16,668	—	—	—	n/a	242,777
Involuntary w/o Cause(5)	546,395	143,773	—	—	—	25,457	—	—	n/a	715,625
Change in Control(6)	—	124,264	127,400	20,989	36,253	—	—	—	n/a	308,906
Termination after Change in Control(7)	562,048(9)	124,264	127,400	20,989	36,253	25,457	—	—	n/a	896,411
Kevin P. Delaney(10)
Enhanced Retirement(4)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Death/Disability	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Involuntary w/o Cause(5)	562,500	—	—	143,816	—	32,688	—	2,154,060	n/a	2,893,064
Change in Control(6)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Termination after Change in Control(7)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

(1)
Unvested restricted shares, restricted stock units, performance shares, and performance restricted stock units (including accrued dividends) granted under the Quanex Building Products 2008 Omnibus Incentive Plan are forfeited except upon death, Disability, retirement (except restricted stock) or Change in Control. The fair market value of Company stock on the date of separation from service was $18.20.
(2)
Health & Welfare Benefits paid upon termination with or without a Change in Control include continuation of all health & welfare benefits (except for Mr. Griffiths following termination not in connection with a Change in Control, where he is entitled to receive COBRA premiums for medical, dental, and vision insurance).

(3)
See Narrative to “Pension Benefit Table” for further description of the SERP and Restoration Plan.

(4)
Messrs. Wilson, Zuehlke, Cornett, and Livingston have not reached the minimum retirement requirement of 65 years of age or 55 years of age with five years of service with the Company, but Mr. Griffiths had as of October 31, 2020.

(5)
These benefits would be provided upon termination by the Company without Cause.

(6)
These benefits would be provided upon a Change in Control without termination of employment.

(7)
These benefits would be provided upon termination by the Company without Cause, as well as resignation for Good Reason in connection with a Change in Control.

(8)
Executives are entitled to a prorata portion of their performance shares based on actual performance for the full performance period upon their termination due to Retirement, death, or Disability. With respect to the 2019 and 2020 awards, since actual performance for the full performance period is unknown, target performance was used for purposes of these calculations. Mr. Griffiths is the only Executive eligible for Retirement as of October 31, 2020 and therefore entitled to this benefit in the Retirement scenario.

(9)
Severance payment is shown net of required scaleback.

(10)
Mr. Delaney was terminated by the Company without Cause on November 1, 2019. Since his termination occurred prior to the last day of the FY, only the amounts actually received by Mr. Delaney are disclosed in the “Involuntary w/out Cause” scenario.

CEO Pay Ratio
We have calculated a ratio of our CEO’s pay as compared to our median employee, in accordance with the requirements of Item 402(u) of Regulation S-K. To identify our median employee, we relied on our payroll records to examine the fiscal 2018 total taxable wages for all full-time, part-time and seasonal employees of the Company and its subsidiaries as of October 31, 2018, other than those workers employed at our facility in Germany. On the determination date, our 83 German employees comprised less than five percent of our total workforce of 3,818, and those German employees were thus excluded from the median employee calculation. We did not make any assumptions, adjustments, or estimates with respect to the calculation of total employee compensation, and did not annualize base salary pay for any employees that were employed for only a portion of the year. For employees located in the United Kingdom, we converted compensation amounts to United States Dollars using an average foreign exchange rate measured over the entirety of fiscal 2018.
As there were no significant changes in our employee population or compensation arrangements between 2018 and 2020 that would significantly affect the pay ratio disclosure, we have chosen not to recalculate the determination of our median employee. However, it should be noted that, because the median employee identified for 2018 was no longer employed by the Company as of October 31, 2019, another employee whose compensation was substantially similar to the original 2018 median employee was selected as the median employee for 2019. The median employee for 2020 is the same employee selected for 2019, and we believe this employee remains generally representative of our employee population.
For 2020, we calculated annual total compensation for our substitute median employee using the same methodology that we used in calculating the total annual compensation of our Named Executive Officers as set forth in our Summary Compensation Table. Based on that calculation, our substitute median employee’s 2020 total compensation was $43,696 and our CEO’s 2020 total compensation was $1,082,925, which resulted in a pay ratio of approximately 26 to 1. This compares to a 2019 pay ratio of approximately 69 to 1. Note that a CEO transition occurred during fiscal 2020.

Summary Compensation Table
The following table provides information about the compensation of the Company’s Chief Executive Officer, its Chief Financial Officer, and the three most highly compensated officers during the fiscal years ending October 31, 2020, 2019 and 2018. Paul B. Cornett became Senior Vice President — General Counsel and Secretary and Mark A. Livingston became Vice President — Chief Accounting Officer and Controller on November 1, 2019. No amounts are presented for Messrs. Cornett or Livingston for the periods prior to assuming an executive officer role.
Name/Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
William C. Griffiths Executive Chairman of the Board	2020	552,500	—	—	—	680,650	28,880	52,609	1,314,639
	2019	815,000	—	1,146,283	—	838,795	63,473	60,140	2,923,691
	2018	815,000	—	1,535,940	—	1,391,312	104,775	44,725	3,891,752
George L. Wilson President – Chief Executive Officer	2020	562,000	—	791,520	—	642,485	24,734	87,171	2,107,910
	2019	495,000	—	481,139	—	306,025	71,704	39,355	1,393,223
	2018	450,000	—	644,805	—	576,157	27,521	74,410	1,772,893
Kevin P. Delaney Senior Vice President – General Counsel & Secretary	2020	1,442	—	—	—	—	60,027	564,403	625,872
	2019	375,000	—	316,216	—	71,908	258,580	52,759	1,074,463
	2018	375,000	—	424,350	—	384,105	345,543	47,861	1,576,859
Scott M. Zuehlke Senior Vice President – Chief Financial Officer & Treasurer	2020	330,000	—	246,380	—	216,153	11,869	19,015	823,417
	2019	250,000	—	94,047	—	110,051	27,832	9,490	491,420
	2018	250,000	35,000	125,235	—	213,391	15,817	9,020	648,463
Paul B. Cornett Senior Vice President – General Counsel & Secretary	2020	310,000	—	180,420	—	184,153	112,694	20,727	807,994
	2019	—	—	—	—	—	—	—	—
	2018	—	—	—	—	—	—	—	—
Mark A. Livingston Vice President – Chief Accounting Officer & Controller	2020	240,000	—	100,880	—	143,773	—	16,477	501,130
	2019	—	—	—	—	—	—	—	—
	2018	—	—	—	—	—	—	—	—

(1)
These columns show, respectively, the aggregate grant date fair value of the equity incentive plan compensation for: (a) restricted stock granted in all three years, performance share awards granted in 2018, and performance restricted stock units granted in 2019 and 2020 (assuming performance shares and performance restricted stock units will settle at 100%) and (b) stock options computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in computing the grant date fair values may be found in Note 13, “Stock-Based Compensation” included in the audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended October 31, 2020. Performance share awards and performance restricted stock units are expected to settle at target (100%), however, performance shares and performance restricted stock units could potentially settle at maximum (200% and 150%, respectively). If the performance restricted stock units were to vest at maximum, the fair value of this award and restricted stock granted during fiscal 2020 for Messrs. Wilson, Zuehlke, Cornett, and Livingston would be $995,220; $309,430; $226,980; and $127,070, respectively. These values reflect the Company’s assumptions to determine the accounting expense for these awards and do not necessarily correspond to the actual value that may be recognized by the named executive officers. For information regarding the restricted stock, performance shares, and option awards granted in fiscal 2020, please see the “Grants of Plan-Based Awards” table located on page 44 of this Proxy Statement.

(2)
“2020” amounts represent payments made in December 2020 for (a) performance from November 1, 2019 to October 31, 2020 for Annual Incentive Awards (AIA), and (b) performance from November 1, 2017 to October 31, 2020 for performance share grants in December 2017 (portion settled in cash (50%), including dividends accrued on all performance share equivalents earned (100%) for the performance period). The December 2017 performance share grants did not result in a cash settlement or share issuance. “2019” amounts represent payments made in December 2019 for (a) performance from November 1, 2018 to October 31, 2019 for Annual Incentive Awards (AIA), and (b) performance from November 1, 2016 to October 31, 2019 for performance share grants in December 2016 (portion settled in cash (50%), including dividends accrued on all performance share equivalents earned (100%) for the performance period). “2018” amounts represent payments made in December 2018 for (a) performance from November 1, 2017 to October 31, 2018 for Annual Incentive Awards (AIA) and (b) performance from November 1, 2015 to October 31, 2018 for performance share grants in December 2015 (portion settled in cash (50%), including dividends accrued on all performance share equivalents earned (100%) for the performance period). The December 2015 performance share grants did not result in a cash settlement or share issuance.

The amounts paid for the AIA, performance units and the cash-portion of performance shares, along with any respective deferred amounts, are as follows:
		Annual Incentive		Performance Unit Payout		Performance Share Payout		Total
Name	Year	Total ($)	Deferred ($)	Total ($)	Deferred ($)	Total ($)	Deferred ($)	Total ($)	Deferred ($)
Griffiths	2020	680,650	—	—	—	—	—	680,650	—
	2019	578,426	—	—	—	260,369	—	838,795	—
	2018	1,391,312	—	—	—	—	—	1,391,312	—
Wilson	2020	642,485	—	—	—	—	—	642,485	—
	2019	262,564	—	—	—	43,461	—	306,025	—
	2018	576,157	—	—	—	—	—	576,157	—
Delaney	2020	—	—	—	—	—	—	—	—
	2019	—	—	—	—	71,908	—	71,908	—
	2018	384,105	—	—	—	—	—	384,105	—
Zuehlke	2020	216,153	—	—	—	—	—	216,153	—
	2019	88,716	—	—	—	21,335	—	110,051	—
	2018	213,391	—	—	—	—	—	213,391	—
Cornett	2020	184,153	—	—	—	—	—	184,153	—
	2019	—	—	—	—	—	—	—	—
	2018	—	—	—	—	—	—	—	—
Livingston	2020	143,773	—	—	—	—	—	143,773	—
	2019	—	—	—	—	—	—	—	—
	2018	—	—	—	—	—	—	—	—
Please see the “Compensation Discussion and Analysis” section on page 17 for a detailed discussion of the performance measures and related outcomes for payments of the awards.
(3)
The amounts in this column represent the change in actuarial present value of each individual’s accumulated benefit under all defined benefit pension plans. The change in pension value reflects the difference in the present value of accumulated benefits determined as of the end of the current reporting period compared to the end of the previous reporting period. For instance, the change for fiscal 2020 would represent the difference between the value at October 31, 2019 and October 31, 2020. The key assumptions used to calculate the change in value are shown with the “Pension Benefits” table located on page 50 of this Proxy Statement. If aggregate changes in pension value during a fiscal year are negative, such amounts are excluded from the Summary Compensation Table.

No named executive officer received preferential or above-market earnings on deferred compensation.
(4)
The named executives receive various perquisites and benefits provided by or paid for by the Company. These perquisites and benefits can include life insurance, financial planning, personal use of automobiles and cell phones, memberships in social and professional clubs, and relocation reimbursement. Also included are the Company’s contributions under its 401(k) plan, a 15% match under its Employee Stock Purchase Program (ESPP), and dividends on unvested restricted stock and restricted stock units. Effective December 31, 2009, the Compensation Committee eliminated tax gross-up payments on perquisites, except as permitted under the relocation reimbursement guidelines.

The amounts reported in Other Annual Compensation for the named executives are set forth below:
All Other Compensation
	Year	Severance* ($)	Life Insurance ($)	Financial Planning ($)	Automobile ($)	Annual Club Membership ($)	Housing & Relocation ($)	401K Match ($)	Health Assess- ment ($)	Unvested Restricted Stock and RSU Dividends** ($)	Cell Phone Stipend ($)	Total ($)
Griffiths	2020	—	13,851	1,811	—	—	—	13,954	—	22,993	—	52,609
	2019	—	17,877	1,750	—	—	—	6,992	—	33,521	—	60,140
	2018	—	17,877	1,775	—	—	—	6,742	—	18,331	—	44,725
Wilson	2020	—	2,883	—	12,000	—	42,838	14,250	—	15,200	—	87,171
	2019	—	2,415	—	12,000	—	4,500	7,666	2,150	10,624	—	39,355
	2018	—	2,190	—	12,000	—	49,500	6,620	—	4,100	—	74,410
Delaney	2020	564,316	10	—	55	22	—	—	—	—	—	564,403
	2019	—	7,570	7,500	14,400	5,903	—	7,000	1,650	8,736	—	52,759
	2018	—	7,570	7,500	14,400	6,776	—	6,875	—	4,740	—	47,861
Zuehlke	2020	—	499	—	—	—	—	13,327	—	5,189	—	19,015
	2019	—	390	—	—	—	—	5,769	—	3,331	—	9,490
	2018	—	390	—	—	—	—	6,750	—	1,880	—	9,020
Cornett	2020	—	397	—	—	—	—	14,469	—	5,861	—	20,727
	2019	—	—	—	—	—	—	—	—	—	—	—
	2018	—	—	—	—	—	—	—	—	—	—	—
Livingston	2020	—	1,617	—	—	—	—	11,997	—	2,240	623	16,477
	2019	—	—	—	—	—	—	—	—	—	—	—
	2018	—	—	—	—	—	—	—	—	—	—	—

*
Includes severance and post employment COBRA insurance coverage.

**
Cash dividends are paid on unvested restricted stock shares and unvested restricted stock units granted prior to March 2020. The dividend rate is not preferential and is equal to the rate paid on the Company’s common stock as disclosed in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2020.

Grants of Plan-Based Awards
The following table discloses the estimated range of payouts that were possible for the fiscal year 2020 Annual Incentive Awards along with the potential estimated range of payouts that will be possible with respect to performance shares and performance restricted stock units granted in fiscal 2020. The table also shows the actual number of restricted stock awards granted during fiscal 2020 and their respective grant date fair value, as well as the number of performance shares and performance restricted stock units granted in fiscal 2020.
	Grant Date	Non- Equity Incentive Plan Awards (#)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(6) (#)	All Other Option Awards: Number of Securities Under-lying Options(7) (#)	Exercise or Base Price of Option Awards(7) ($/Sh)	Grant Date Fair Value of Stock Awards(8) ($)	Grant Date Fair Value of Option Awards(7) ($)
Name			Threshold ($)	Target ($)	Maximum ($)
Griffiths	2020	—	250,000(3)	500,000(3)	1,000,000(3)	—	—	—	—	—
	12/5/2019	—	—	—	—	—	—	—	—	—
Wilson	2020	—	287,500(3)	575,000(3)	1,150,000(3)	—	—	—	—	—
	12/5/2019	26,400(1)	384,120(4)	512,160(4)	1,024,320(4)	40,800	—	—	791,520	—
Zuehlke	2020	—	90,750(3)	181,500(3)	363,000(3)	—	—	—	—	—
	12/5/2019	8,200(1)	119,310(4)	159,080(4)	318,160(4)	12,700	—	—	246,380	—
Cornett	2020	—	77,500(3)	155,000(3)	310,000(3)	—	—	—	—	—
	12/5/2019	6,000(1)	87,300(4)	116,400(4)	232,800(4)	9,300	—	—	180,420	—
	1/1/2020	7,816(2)	—	133,497(5)	—	—	—	—	—	—
Livingston	2020	—	60,000(3)	120,000(3)	240,000(3)	—	—	—	—	—
	12/5/2019	3,400(1)	49,470(4)	65,960(4)	131,920(4)	5,200	—	—	100,880	—

(1)
The figures shown reflect the performance shares granted in December 2020 under the Omnibus Plan. Beginning in fiscal 2019, the performance shares are earned based upon an internal performance condition (return on net assets). The grant date fair value was based on the closing price of the Company’s common stock on the date of grant. The awards settle 100% in cash and the participants can earn from 0% to 200% of the awards granted (Threshold — 75%; Target — 100%; Maximum — 200%). This presentation assumes that the shares will settle at 100% (Target).

(2)
This amount represents a restricted stock unit grant in January 2020 under the Omnibus Plan to Mr. Cornett in connection with the Company’s decision to freeze its defined benefit Pension Plan. This grant vests in January 2023 with continued employment as the vesting criteria. The grant date fair value was based on the closing price of the Company’s common stock on the date of grant. Restricted stock units settle 100% in cash.

(3)
These amounts reflect possible Annual Incentive Award (AIA) payments under the Omnibus Plan for fiscal year 2020, under which the named executive officers were eligible to receive a cash bonus based on a target percentage of base salary. Please see the “Compensation Discussion and Analysis” section for more information regarding this program, performance shares and performance restricted stock units granted thereunder, the related performance measures and the actual performance results.

(4)
These amounts reflect possible payments with regard to the performance shares granted under the Omnibus Plan in December 2019, which are expected to settle in cash. The amount of cash which is ultimately paid will be determined by the Company’s performance over the performance period from November 1, 2019 through October 31, 2022. Please see the “Compensation Discussion and Analysis” section for more information regarding this program, performance shares granted thereunder, and the related performance measures.

(5)
This amount reflects the grant date fair value of payment with regard to the restricted stock unit grant to Mr. Cornett in January 2020. Restricted stock units settle 100% in cash. Mr. Cornett was awarded

RSUs in connection with the freezing of the Pension Plan on January 1, 2020, which made him whole based on his classification as a traditional participant in the Pension Plan. A discussion of the assumptions used in computing the grant date fair values may be found in Note 13, “Stock-Based Compensation,” included in the audited financial statements including in the Company’s Annual Report on Form 10-K for the year ended October 31, 2020.
(6)
The amounts shown reflect grants of restricted stock, and grants of performance restricted stock units (assuming performance restricted stock units settle at 100%) granted under the Omnibus Plan.

(7)
There were no grants of stock options during the year ended October 31, 2020.

(8)
The fair value shown in these columns was calculated in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating these values may be found in Note 13, “Stock-Based Compensation” to the audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended October 31, 2020.

Outstanding Equity Awards
The following table provides information about outstanding equity awards held by the named executive officers as of October 31, 2020:
Outstanding Equity Awards at October 31, 2020
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(13) (#)	Market Value of Shares or Units of Stock That Have Not Vested(13) ($)
Griffiths	—	—(1)	—	—	84,100	1,530,620
	102,100	—(2)	19.45	11/30/2026	74,200	1,350,440
	85,700	—(3)	19.31	12/2/2025	—	—
	48,300	—(4)	20.28	12/3/2024	—	—
	55,800	—(5)	17.63	12/5/2023	—	—
	175,500	—(6)	16.72	7/9/2023	—	—
	5,987	—(7)	19.77	10/31/2022	—	—
	8,132	—(7)	14.75	10/31/2021	—	—
Wilson	—	—(1)	—	—	40,800	742,560
	—	—(1)	—	—	35,300	642,460
	17,100	—(2)	19.45	11/30/2026	31,150	566,930
	14,400	—(3)	19.31	12/2/2025	—	—
	6,300	—(4)	20.28	12/3/2024	—	—
	7,300	—(5)	17.63	12/5/2023	—	—
	14,900	—(8)	21.11	12/5/2022	—	—
	17,600	—(9)	15.08	11/30/2021	—	—
	15,000	—(10)	20.27	4/1/2021	—	—
Delaney	—	—(11)	—	—	—	—
Zuehlke	—	—(1)	—	—	12,700	231,140
	—	—(1)	—	—	6,900	125,580
	8,300	—(2)	19.45	11/30/2026	6,050	110,110
	12,500	—(12)	17.46	1/25/2026	—	—
Cornett	—	—(1)	—	—	9,300	169,260
	—	—(1)	—	—	4,500	81,900
	5,500	—(2)	19.45	11/30/2026	4,600	83,720
	5,500	—(3)	19.31	12/2/2025	—	—
	1,800	—(4)	20.28	12/3/2024	—	—
	2,000	—(5)	17.63	12/5/2023	—	—
	1,500	—(8)	21.11	12/5/2022	—	—
	1,500	—(9)	15.08	11/30/2021	—	—
Livingston	—	—(1)	—	—	5,200	94,640
	—	—(1)	—	—	4,500	81,900

(1)
Stock option awards were not awarded during the fiscal years ended October 31, 2020, 2019 and 2018. Restricted stock awards, performance shares, and performance restricted stock units were granted during these years.

(2)
Messrs. Griffiths, Wilson, Zuehlke, and Cornett’s stock option awards vested annually in equal installments on November 30, 2017, 2018 and 2019.

(3)
Messrs. Griffiths, Wilson, and Cornett’s stock option awards vested annually in equal installments on December 2, 2016, 2017 and 2018.

(4)
Messrs. Griffiths, Wilson, and Cornett’s stock option awards vested annually in equal installments on December 3, 2015, 2016 and 2017.

(5)
Messrs. Griffiths, Wilson, and Cornett’s stock option awards vested annually in equal installments on December 5, 2014, 2015 and 2016.

(6)
Mr. Griffiths’ stock options vested annually in equal installments on July 9, 2014, 2015 and 2016.

(7)
Mr. Griffiths received these stock option awards while providing service as a non-employee member of the Board of Directors. As such, in accordance with the plan provisions, these stock options vested immediately upon grant.

(8)
Messrs. Wilson and Cornett’s stock options vested annually in equal installments on December 5, 2013, 2014 and 2015.

(9)
Messrs. Wilson and Cornett’s stock options vested annually in equal installments on November 30, 2012, 2013 and 2014.

(10)
Mr. Wilson’s stock options vested annually in equal installments on April 1, 2012, 2013 and 2014.

(11)
Mr. Delaney was no longer an employee as of October 31, 2020.

(12)
Mr. Zuehlke’s stock option awards vested annually in equal on January 25, 2017, 2018 and 2019.

(13)
The following table provides the details of the number and value of the shares or units of stock that have not yet vested as of October 31, 2020:

		Number of Shares or Units of Stock That Have Not Vested				Market Value of Shares or Units of Stock That Have Not Vested(17) ($)
	Grant Date	Restricted Stock Awards(14) (#)	Performance Shares(15) (#)	Performance Restricted Stock Units(16) (#)	Total Shares (#)
Griffiths	12/5/2019	—	—	—	—	—
	12/5/2018	41,700	—	42,400	84,100	1,530,620
	12/7/2017	24,200	24,200	25,800	74,200	1,350,440
Wilson	12/5/2019	19,800	—	21,000	40,800	742,560
	12/5/2018	17,500	—	17,800	35,300	642,460
	12/7/2017	10,200	10,150	10,800	31,150	566,930
Zuehlke	12/5/2019	6,200	—	6,500	12,700	231,140
	12/5/2018	3,400	—	3,500	6,900	125,580
	12/7/2017	2,000	1,950	2,100	6,050	110,110
Cornett	12/5/2019	4,500	—	4,800	9,300	169,260
	12/5/2018	4,500	—	—	4,500	81,900
	12/7/2017	1,500	1,500	1,600	4,600	83,720
Livingston	12/5/2019	2,500	—	2,700	5,200	94,640
	02/4/2019	4,500	—	—	4,500	81,900

(14)
Restricted stock awards vest three years from date of grant.

(15)
Amounts include the equity portion of performance share awards (assuming shares settle at 100% of Target) and vest three years from the date of grant based on performance during the established three-year performance period. Performance shares granted on December 5, 2018 and December 5, 2019 will be settled 100% in cash, and are therefore not included in this table.

(16)
Amounts assume performance restricted stock units will settle at 100% of Target and vest three years from the date of grant based on performance during the established three-year performance period.

(17)
This column shows the total market value of the unvested stock awards as of October 31, 2020, based on the closing price per share of Quanex Building Products Corporation’s stock of $18.20 on October 31, 2020.

Option Exercises and Stock Vested in Fiscal 2020
The following table provides information regarding the value realized by the named executive officers upon the exercise of options, the vesting of restricted stock awards and the vesting of the equity portion of performance shares during the fiscal year ended October 31, 2020.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Griffiths	6,390	5,085	32,900	640,234
Wilson	—	—	5,500	107,030
Delaney	171,866	441,865	—	—
Zuehlke	—	—	2,700	52,542
Cornett	3,000	9,180	1,800	35,028
Livingston	—	—	—	—

(1)
The value realized upon exercise represents the number of options exercised multiplied by the excess of the closing market price of a share of Quanex Building Products Corporation stock on the exercise date over the price on the grant date.

(2)
The value realized upon vesting represents the number of shares of stock vesting multiplied by the closing market price of a share of Quanex Building Products Corporation stock on the vesting date.

Pension Benefits
Our named executive officers are eligible to participate in our Salaried and Nonunion Employee Pension Plan, described below, that is generally available to all our salaried and nonunion hourly employees except for employees of certain recent acquisitions. The named executive officers are also eligible to participate in certain plans, also described below, which are only available to a select group of management and highly compensated employees.
NEOs Eligible	Time Frame	Plan Name	Earnings	Formula	Form of Payment
All NEOs (except Paul Cornett and Mark Livingston)	For salaried and non-union employees (12 month service commitment added in 2018).(1) Frozen on January 1, 2020	Pension Plan (Cash balance)	Salary and Bonus (Earnings up to the tax limit are included in the Plan; benefits on the excess are accrued under the Restoration Plan)	4% of Earnings + Interest at the 30-year Treasury security in effect on the first day of the fifth month of the year (2)	Annuity or lump sum
Paul Cornett	For salaried and non-union employees who began participating at Quanex Corporation.	Pension Plan (Traditional)	Highest 5-calendar year monthly average of salary and bonus (Earnings up to the tax limit are included in the Plan; benefits on the excess are accrued under the Restoration Plan)
Greater of:
(i) 1% of Pension Earnings (capped at Social Security covered compensation)
plus
1.5% of Pension Earnings in excess of Social Security covered compensation x years of service (up to January 1, 2020)
or
(ii) $9.00 x years in service
less
monthly accrued benefits under other qualified defined benefit plans that consider years of service (2)
Monthly single life annuity(3)
Kevin Delaney	Certain employees designated by the Board	SERP	Highest consecutive 36-month average of compensation(4) in last 60 months of employment	2.75% of Earnings x years in service Less Benefits payable under the Pension Plan and Less 50% of social security benefits adjusted pro rata for years in service not to exceed 20 years	Annuity or Lump sum
All NEOs except Mark Livingston(1)	Highly compensated individuals designated by a Committee of the Board who participate in the Pension Plan	Restoration Plan	Earnings as defined under Pension Plan (without caps)	Benefit under Pension plan without cap less benefit under Pension Plan with cap(5)	Lump Sum(6)

(1)
Mark Livingston joined the Company in February 2019 and therefore he did not meet the 12-month eligibility requirement to participate in the Pension Plan before the freeze on January 1, 2020.

(2)
The Pension Plan pays a death benefit prior to retirement to the participant’s spouse, or to the participant’s estate, if no spouse. The Pension Plan does not provide for a disability retirement. The Pension Plan requires five years of vesting service for Traditional Participants and three years of vesting service for Cash Balance Participants. Early retirement under the Pension Plan requires a Traditional Participant to have attained age 55 with 5 years of service.

(3)
Mr. Delaney was eligible to receive an early retirement benefit under the Pension Plan. Benefits commencing prior to age 65 are reduced 5/9ths of 1% for each of the first 60 months, and an additional 5/18ths of 1% for each month in excess of 60 that benefits commence prior to age 65. The Company has no policy for granting additional service under the Pension Plan.

(4)
The definition of “compensation” under the SERP includes W-2 wages modified by excluding reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, welfare benefits, performance shares, performance RSUs, restricted stock awards and stock options; and modified further by including elective contributions under a Company cafeteria plan and the 401(k) Plan.

(5)
Mr. Griffiths is currently eligible to receive a normal retirement benefit under the Restoration Plan. Early retirement under the Restoration Plan requires a participant to have attained age 55 with 5 Years of Service. None of the named executive officers is currently eligible to receive an early retirement benefit under the Restoration Plan. The Restoration Plan requires five years of service for vesting purposes for Traditional Participants, and three years of service for Cash Balance Participants. In addition, the Restoration Plan pays a death benefit to the designated beneficiary of a participant if the participant has retired or terminated employment, but has not commenced payment. The Restoration Plan does not provide a disability benefit. The Company has no policy for granting additional service under the Restoration Plan.

(6)
The early retirement benefit is the actuarial equivalent of the participant’s lump sum benefit under the Restoration Plan, determined as of his or her early retirement date.

Pension Benefits Table
The following table discloses the years of credited service of, present single-sum value of the accrued benefits as of October 31, 2020 for, and payments during fiscal year 2020 for, the named executive officers under the SERP, the Pension Plan, and the Restoration Plan. For information related to the valuation method and material assumptions applied in quantifying the present value of the current accrued benefit, please see Note 9, “Retirement Plans” to the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2020.
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
William C. Griffiths	Restoration Plan	6.49	382,637	—
	Pension Plan	6.49	76,637	—
George L. Wilson	Restoration Plan	11.33	145,194	—
	Pension Plan	11.33	119,555	—
Kevin P. Delaney	SERP	16.28	—(1)	2,154,060
	Pension Plan	16.28	228,896	382,732
Scott M. Zuehlke	Restoration Plan	3.94	20,810	—
	Pension Plan	3.94	75,016	—
Paul B. Cornett	Restoration Plan	14.36	108,561	—
	Pension Plan	14.36	399,300	—
Mark A. Livingston(2)	—	—	—

(1)
Mr. Delaney’s employment with the Company was terminated on November 1, 2019 and he received payment of his SERP benefits in May 2020, accordingly this amount is no longer reflected in the Present Value of Actuarial Benefit column and is instead reflected in the Payments Made during the Last Fiscal Year column.

(2)
Mark Livingston joined the Company in February 2019 and therefore he did not meet the 12-month eligibility requirement to participate in the Pension Plan before the freeze on January 1, 2020.

Stock Purchase Plans
Employee Stock Purchase Plan
The Employee Stock Purchase Plan (the “Stock Purchase Plan”) is designed to provide our eligible employees the opportunity to invest in our Common Stock through voluntary payroll deductions. In addition, participating employees receive a percentage match from the Company, thereby encouraging employees to share in the Company’s success and to remain in its service. The Stock Purchase Plan is not intended to meet the requirements of Section 423 of the Internal Revenue Code.
The Stock Purchase Plan is administered by Equiniti Trust Company (“Equiniti”), who may be removed at management’s election. Equiniti also serves as the transfer agent and registrar for Quanex Common Stock.
Regular full time employees of the Company or any of the Company’s subsidiaries are eligible to participate in the Stock Purchase Plan. Participation in the Stock Purchase Plan is voluntary.
Contributions to the Stock Purchase Plan
Contributions to the Stock Purchase Plan consist of employees’ payroll deductions and an amount from the Company equal to 15% of those deductions. Equiniti establishes an account under the Stock Purchase Plan as agent for each eligible employee electing to participate in the Stock Purchase Plan and credits the following sources of cash to each employee’s account for the purchase of full and fractional shares of Common Stock (“Plan Shares”):

•
such employee’s payroll deductions;

•
such employee’s 15% Company contribution;

•
cash dividends received from the Company on all shares in such employee’s Stock Purchase Plan account at the time a dividend is paid; and

•
cash resulting from the sale of any (i) rights to purchase additional shares of the Company’s stock or other securities of the Company, or (ii) securities of any other issuer.

Participants generally may not add shares of Common Stock held in their name to their accounts. All shares are held in the name of Equiniti or its nominee as Plan Shares subject to the terms and conditions of the Stock Purchase Plan.
Purchase of Plan Shares
Equiniti applies cash credited to each participant’s account to the purchase of full and fractional Plan Shares and credits such Plan Shares to such participants’ accounts. The price at which Equiniti is deemed to have acquired Plan Shares for accounts is the average price, excluding brokerage and other costs of purchase, of all Plan Shares purchased by Equiniti for all participants in the Stock Purchase Plan during the calendar month. Equiniti purchases Plan Shares in negotiated transactions or on any securities exchange where the Company’s Common Stock is traded. The purchases are on terms as to price, delivery and other matters, and are executed through those brokers or dealers, as Equiniti may determine.
Stock Certificates
Equiniti holds the Plan Shares of all participants in its name or in the name of its nominee evidenced by as many or as few certificates as Equiniti determines. No certificates representing Plan Shares purchased for participants’ accounts are issued to any participant unless the participant makes a request in writing or until the participant’s account is terminated and the participant makes the election described below under “Termination and Withdrawal by Participants.” Certificates are not issued for fewer than ten shares unless the participant’s account is terminated.
Voting of Plan Shares
Equiniti will vote each participant’s Plan Shares as instructed by the participant on a form to be furnished by and returned to Equiniti at least five days (or such shorter period as the law may require) before the meeting at which the Plan Shares are to be voted. Equiniti will not vote Plan Shares for which no instructions are received.
Assignment or Sale
Except as otherwise described herein, participants cannot sell, pledge, or otherwise assign or transfer their accounts, any interest in their accounts or any cash or Plan Shares credited to their accounts. Any attempt to do so will be void.
Subject to the restrictions set forth below under “Restrictions on Resale,” each participant may request that Equiniti sell:
•
all or part of such participant’s Plan Shares at any time, if the participant is employed by the Company or in connection with a division or subsidiary of the Company immediately before the Company sells or otherwise disposes of that division or subsidiary and after such sale or other disposition the participant is no longer employed by the Company or its subsidiary; and

•
all or any part of such participant’s Plan Shares at any time after they have been held in the participant’s account for at least six months.

If a participant elects to sell all of his or her Plan Shares, such participant will be deemed to have terminated participation in the Stock Purchase Plan.

Termination and Withdrawal by a Participant
Participants may terminate their participation in the Stock Purchase Plan at any time by giving proper notice. Upon receipt of such notice, unless the participant has made a contrary election in written response to Equiniti’s notice relating to such participant’s account, Equiniti will send the participant a certificate or certificates representing the full Plan Shares accumulated in the participant’s account and a check for the net proceeds of any fractional share in the participant’s account. After the participant’s withdrawal, the sale by the participant of any shares of Common Stock issued to the participant upon such withdrawal is subject to the restrictions below under “Restrictions on Resale.” If a participant elects to terminate his or her participation in the Stock Purchase Plan, he or she may rejoin the Stock Purchase Plan at any time with respect to future offering periods.
Restrictions on Resale
The Company’s officers, directors and affiliates (as defined by the relevant securities laws) are subject to certain restrictions on resale that apply to sales by (i) Equiniti on their behalf of shares of Common Stock pursuant to the Stock Purchase Plan and (ii) the participant, after he or she withdraws from the Stock Purchase Plan, of shares of Common Stock issued to the participant upon his or her withdrawal from the Stock Purchase Plan.
Nonqualified Deferred Compensation Plans
The Company’s directors, executive officers, key management and highly compensated employees are eligible to participate in certain non-tax qualified plans described below.
Deferred Compensation Plan
The Company maintains the Quanex Building Products Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”), a plan not intended to be qualified under section 401(a) of the Internal Revenue Code, which allows certain highly compensated management personnel and directors to defer all or a portion of their directors’ fees, certain compensation under the Omnibus Plan and compensation under the Management Incentive Plan (the “MIP”).
Eligibility and Participation
The individuals who are eligible to participate in the Deferred Compensation Plan are key employees in the Omnibus Plan and the MIP, and all of the Company’s directors, subject to additional eligibility requirements for participation in the Deferred Compensation Plan as the Compensation Committee may determine from time to time.
Deferral Elections
A participant may elect, during the designated election periods, (1) the percentage of bonus awarded under the MIP (an “Incentive Bonus”) earned during the applicable year to be deferred under the Deferred Compensation Plan; (2) the percentage of compensation earned under the Omnibus Plan during the applicable year (“Omnibus Compensation”) to be deferred under the Deferred Compensation Plan; (3) the percentage of director fees earned during the applicable year to be deferred under the Deferred Compensation Plan; (4) the percentage to be deferred in the form of deemed shares of Common Stock or other investment funds provided under the Deferred Compensation Plan; (5) the length of the period for deferral; and (6) the form of payment at the end of the period for deferral (either a lump sum, or quarterly or annual installment payments over a period of time of not less than three nor more than 20 years). All elections made are irrevocable once they are made for a given plan year, except for the election as to how the distribution is to be made or as otherwise permitted under applicable Internal Revenue Service guidance. That election can be changed if the change is made at least 12 months prior to the end of the deferral period, is not effective for at least 12 months and the scheduled payment is no earlier than five years after the date on which the payment would have otherwise have been made or commenced. If the election of the form of distribution is changed and an event causing distribution occurs within one year, the change in election will be ineffective and the original election will remain in effect.

The deferrals in the form of deemed shares of Common Stock elected by all participants in any plan year will not be allowed to exceed 3% of the shares of Common Stock outstanding on the first day of the plan year.
Company Match
Previously, if a participant elected to defer a portion of his Incentive Bonus, Omnibus Compensation or director fees under the Deferred Compensation Plan in the form of deemed shares of the Company’s Common Stock for a period of three full years or more, the Company provided a matching award of additional deemed shares of Common Stock equal to 20% of the amount deferred, excluding deferrals of long-term incentives, in the form of deemed shares of our Common Stock. The Company suspended its matching award effective April 1, 2009.
The Participant’s Account
Under the Deferred Compensation Plan, an account is established for each participant, which the Company maintains. The account reflects the amount of the obligation to the participant at any given time (comprising the amount of compensation deferred for the participant under the Deferred Compensation Plan, the Company match, if any, and the amount of income credited on each of these amounts). If the participant elects his deferral to be in the form of deemed shares of our Common Stock, the number of shares credited to his account as Common Stock will be the number of shares of our Common Stock that could have been purchased with the dollar amount deferred, without taking into account any brokerage fees, taxes or other expenses that might be incurred in such a transaction, based upon the closing quotation on the NYSE on the date the amount would have been paid had it not been deferred. In addition to the option to hold the account as deemed shares of Common Stock, the participant may choose from a variety of investment choices.
Dividends and Distributions Associated with Company Common Stock
When dividends or other distributions are declared and paid on the Company’s Common Stock, those dividends and other distributions will be accrued in a participant’s account based upon the shares of Common Stock deemed credited to the participant’s account. Such amounts credited to a participant’s account will vest at the same time the underlying deemed shares of Common Stock vest and will be subject to the same forfeiture restrictions. The dividends or other distributions, whether stock, property, cash or other rights, are credited to the account as additional deemed shares of the Company’s Common Stock. For this purpose, all dividends and distributions not in the form of deemed shares of the Company’s Common Stock or cash are valued at the fair market value as determined by the Compensation Committee.
Common Stock Conversion Election
At any time during a period commencing three years prior to the earliest time a participant could retire under the Pension Plan and ending on the participant’s normal retirement date as established under the Pension Plan, the participant is allowed to elect a retirement date under the Pension Plan and may elect to have all deemed shares of Common Stock in his account converted to cash and deemed to be invested in the participant’s selected investment options. At any time which is at least three years after deemed Common Stock is credited to a participant’s account, the participant is allowed to elect to have such deemed Common Stock converted to cash and deemed to be invested in the participant’s selected investment options.
Vesting
All deferrals of the Incentive Bonus, Omnibus Compensation and director fees are 100% vested at all times, except in the event of forfeiture as described below. Company matching contributions and dividends are 100% vested after the earliest of (i) three years after the applicable deemed share of Common Stock is credited to the participant’s account, (ii) the participant’s death, (iii) the participant’s termination of employment due to disability or (iv) the participant’s retirement.
If the Compensation Committee finds that the participant was discharged by the Company for fraud, embezzlement, theft, commission of a felony, proven dishonesty in the course of his employment by the

Company that damaged the Company, for disclosing its trade secrets, or for competing directly or indirectly with the Company at any time during the first two years following his termination of employment, the entire amount credited to his account, exclusive of the total deferrals of the participant, will be forfeited. Notwithstanding the foregoing, such forfeitures will not apply to a participant discharged during the plan year in which a change of control occurs.
Distributions under the Deferred Compensation Plan
Upon a distribution or withdrawal, the balance of all amounts deemed invested in investment funds and the number of deemed shares of Common Stock credited to the participant and required to be distributed is distributed in cash, whether the distribution or withdrawal is in a lump sum or in installments. The value per deemed share of common stock will be calculated based on the closing quotation for the Company’s Common Stock on the NYSE. Distributions are made with respect to a participant’s interest in the Deferred Compensation Plan upon the expiration of the term of deferral as was previously elected by the participant or upon the participant’s earlier death or disability. A withdrawal may be made by the participant prior to an event causing distribution, in an amount needed to satisfy an emergency or in certain unforeseeable events of hardship beyond the control of the participant, as approved by the Compensation Committee.
The Deferred Compensation Plan is administered in a manner that is intended to comply with Section 409A of the Internal Revenue Code.
The table below describes the current NEO participation in the Company’s non-qualified deferred compensation plan. No contributions have been made by the company or the employee in the current fiscal year, but the accounts which are invested in deemed shares of the Company’s stock have earned dividends as the Company has paid them to shareholders.
Name	NEO Contributions in the last fiscal year ($)	Company Contributions in the last fiscal year ($)	Aggregate Earnings in last fiscal year ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance and last fiscal year end ($)
Wilson	—	—	$—	$—	$—
Griffiths	—	—	$—	$—	$—
Zuehlke	—	—	$—	$—	$—
Cornett	—	—	$746	$—	$43,026
Livingston	—	—	$—	$—	$—

COMMON STOCK OWNERSHIP
The following table sets forth, as of the Record Date, the number and percentage of beneficial ownership of shares of Common Stock, Restricted Stock Units, shares of Phantom Common Stock credited under the Deferred Compensation Plan, and the amount of shares obtainable upon conversion of options exercisable (or exercisable within 60 days) for each current director of the Company, the executive officers named in the “Summary Compensation Table” on page 40 of this Proxy Statement, and all officers and directors as a group. Because Mr. Delaney was no longer employed by the Company as of the Record Date, his ownership has not been included. Each of the directors and executive officers has sole voting and investment authority with respect to the securities listed by their name below. No director or officer has pledged as security any of the shares beneficially owned by them.
	Common Stock Owned of Record	Restricted Stock Units	Phantom Common Stock Credited Under DC Plan	Common Stock Underlying Exercisable Options(1)	Total	Percent
William C. Griffiths	233,636	5,954	—	292,400	531,990	1.60%
George L. Wilson	101,478	—	—	60,000	161,478	*
Scott M. Zuehlke	26,205	—	—	8,300	34,505	*
Paul B. Cornett	21,816	7,816	2,372	16,300	48,304	*
Mark A. Livingston	10,100	—	—	—	10,100	*
Robert R. Buck	—	30,068	28,687	20,876	79,631	*
Susan F. Davis	—	37,479	22,116	15,876	75,471	*
Donald R. Maier	—	11,554	—	—	11,554	*
Meredith W. Mendes	—	8,708	—	—	8,708	*
Joseph D. Rupp	45,910	37,479		24,008	107,397	*
Curtis M. Stevens	—	28,065	15,249	29,008	72,322	*
William E. Waltz	—	4,413	825	—	5,238	*
All Officers and Directors as a group	439,145	167,123	68,424	466,768	1,141,460	3.43%

*
Less than 1.0%

(1)
Includes all stock options exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance
Under SEC rules, the Company’s directors, executive officers and beneficial owners of more than 10% of the Company’s equity securities are required to file certain reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes that all such SEC filing requirements were satisfied during the fiscal year ended October 31, 2020.

CORPORATE GOVERNANCE
The following sections of this Proxy Statement provide an overview of the Company’s corporate governance structure, including our Board leadership structure, certain responsibilities and activities of the Board and its Committees, and independence and other criteria we use in selecting Director nominees. We also discuss how our stockholders and other stakeholders can communicate with the Board of Directors.
Corporate Governance Guidelines
The following corporate governance guidelines have been adopted by the Board of Directors as the framework within which directors and management can effectively pursue the Company’s objectives of adding to stockholder value. These guidelines reflect the practices and principles by which the Company operates. The Board periodically reviews and may update these guidelines and other corporate governance matters.
Corporate Governance Guidelines
The Board
1.
The business of Quanex Building Products Corporation (the “Company”) shall be managed by a Board of Directors (the “Board”) who shall exercise all the powers of the Company not reserved to the shareholders by statute, the Certificate of Incorporation or the By-Laws of the Company.

2.
The Chief Executive Officer shall be a member of the Board.

3.
The size of the Board, the classification of directors, the term of office, and the process for filling vacancies shall be in accordance with the Company’s Certificate of Incorporation and By-Laws.

4.
In its discretion from time to time and as vacancies may occur, the Board may choose to employ a leadership structure consisting of either (a) a joint Chairman of the Board and Chief Executive Officer with an independent Lead Director, or (b) a non-executive Chairman of the Board, who shall serve in the role of Lead Director, with a separate Chief Executive Officer.

Board Committees
5.
The Board shall at all times maintain an Audit Committee, a Nominating & Corporate Governance Committee, an Executive Committee, and a Compensation & Management Development Committee, which shall operate in accordance with applicable laws, their respective Charters as adopted and amended from time to time by the Board, and the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange.

6.
The membership of the Audit Committee, the Compensation & Management Development Committee, and the Nominating & Corporate Governance Committee shall meet the independence requirements of applicable laws, the New York Stock Exchange, and if deemed appropriate from time to time, meet the definition of “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, and “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986.

7.
The Board may establish such other committees as it deems appropriate and delegate to such committees such authority permitted by applicable law and the Company’s By-Laws as the Board sees fit.

Board Procedure
8.
At each regular meeting of the Board, the Board shall meet in executive session, where non-management directors meet without management participation.

9.
The Board, in executive session, shall conduct an annual review of the performance of the Chief Executive Officer, taking into account the views and recommendations of the Chairman of the Compensation & Management Development Committee as set forth in the Committee’s Charter.

10.
The Board shall review policies and procedures developed by the Company and reviewed and approved by the Compensation & Management Development Committee, regarding succession to the position of Chief Executive Officer and positions of other corporate officers and key executives in the event of emergency or retirement.

11.
The Board shall conduct an annual Self-Assessment to determine whether it and its committees are functioning effectively. The full Board shall discuss the evaluation to determine what, if any, action could improve Board and Board committee performance.

Board Resources
12.
The Board shall establish methods by which interested parties may communicate directly with the Chairpersons of each Committee or with non-employee directors of the Board as a group and cause such methods to be published.

13.
The Company shall provide each director with complete access to the management of the Company, subject to reasonable notice to the Company and reasonable efforts to avoid disruption to the Company’s management, business and operations.

14.
The Board and Board committees, to the extent set forth in the applicable committee Charter, have the right to consult and retain independent legal and other advisors at the expense of the Company.

15.
The Board or the Company shall establish, or identify and provide access to, appropriate orientation programs, sessions or materials for newly-appointed directors of the Company for their benefit either prior to or within a reasonable period of time after their nomination or election as a director.

16.
The Board or the Company shall encourage directors to periodically pursue or obtain appropriate programs, sessions or materials as to the responsibilities of directors of publicly-traded companies.

Director Qualifications
17.
A majority of the members of the Board must qualify as independent directors in accordance with the applicable rules of the New York Stock Exchange.

18.
No person shall be nominated by the Board to serve as a director after he or she has passed his or her 72nd birthday, unless the Nominating and Governance Committee has voted, on an annual basis, to waive the mandatory retirement age for such director.

19.
Directors shall promptly report changes in their business or professional affiliations or responsibilities, including retirement, to the Chairman of the Board and the Chairman of the Nominating & Corporate Governance Committee.

20.
A director shall offer to resign from the Board if the Nominating & Corporate Governance Committee concludes that the director (a) no longer meets the Company’s requirements for service on the Board, or (b) has experienced a substantial reduction in responsibilities in full time employment. A director shall also offer to resign from the Board if the director has retired, been terminated, or has otherwise separated from an employer. In an uncontested election, any director who receives a greater number of against and/or withheld votes than votes for election must tender his or her resignation to the Board promptly following certification of the shareholder vote. Upon such tendered resignation, the Nominating & Corporate Governance Committee will have forty-five (45) days following certification of the shareholder vote to consider the resignation and recommend to the Board whether or not to accept such resignation. Following the recommendation of the Nominating & Corporate Governance Committee, the Board must decide within ninety (90) days of certification of the shareholder vote whether or not to accept the tendered resignation.

21.
No director shall serve as a director, officer or employee of a competitor of the Company.

22.
Non-employee directors shall not serve in a paid consulting role for the Company.

23.
Directors shall advise the Chairman of the Board and the Chairman of the Nominating & Corporate Governance Committee promptly upon accepting any other public company directorship or any assignment to the audit committee or compensation committee of the board of directors of any public company of which such director is a member.

24.
Non-employee directors shall serve on the board of no more than three other public companies.

25.
A director who is also an officer of the Company shall not continue serving on the Board upon separation of employment with the Company, except in special instances to facilitate a transition of management.

26.
The Nominating & Corporate Governance Committee shall be responsible for establishing additional qualifications for directors and shall evaluate prospective nominees against the following standards and qualifications, and any additional qualifications it deems appropriate:

a.
The ability of the prospective nominee to represent the interests of the shareholders of the Company;

b.
The prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

c.
Whether the prospective nominee would meet the Company’s criteria for independence as required by the New York Stock Exchange;

d.
The prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards, as specifically set out in the Company’s Corporate Governance Guidelines; and

e.
The extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board and such other relevant factors as it deems appropriate, including the current composition of the Board, the need for Audit Committee expertise, and the evaluations of other prospective nominees.

Director Responsibilities
27.
Directors should exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company in a manner consistent with their fiduciary duties.

28.
Directors are expected to attend all Board meetings and meetings of committees to which they are assigned, and at a minimum, 75 percent of such meetings each year.

29.
Directors are expected to prepare for all meetings of the Board or committees to which they are assigned by reviewing the materials that are sent to all directors in advance of meetings.

30.
Non-employee directors are expected to own, beneficially or otherwise, common shares or common share equivalents of the Company’s Common Stock valued at no less than $220,000, which shares or share equivalents may be accumulated over the first five years of service.

Director Compensation
31.
The Nominating & Corporate Governance Committee shall review and recommend for Board approval the form and amount of non-employee director compensation, including cash, equity-based awards and other director compensation.

32.
In determining non-employee director compensation, the Nominating & Corporate Governance Committee, may consult with appropriate advisers to determine levels of director compensation similar to the compensation of directors of similar companies.

33.
Non-employee directors shall be paid in equity, equity equivalents and/or cash for their services, with a deferral option.

34.
Unless and until a recommendation is made by the Nominating & Corporate Governance Committee and approval of the Board, the amount of cash compensation for non-employee directors is as follows: Retainer — $55,000/year paid quarterly; Committee Member Retainer Fees — $9,000/year paid quarterly for membership on the Audit Committee and $7,500/year paid quarterly for membership on the Compensation or Governance Committees; Committee chair fees — $15,000/year paid quarterly for Audit Committee and $10,000/year paid quarterly for Compensation and Governance Committees; Lead Director fee of $20,000/year paid quarterly; and reimbursement for all travel and living expenses associated with meeting attendance.

35.
Unless and until a recommendation is made by the Nominating & Corporate Governance Committee and approval of the Board, on the date on which a non-employee director is first elected or appointed as a director, such director will be granted an annual restricted stock unit award that is pro-rated for the time to be served during the current fiscal year from the director’s date of election or appointment. These grants will immediately vest, and will be settled and paid upon the earlier of the director’s separation from service or a change in control of the Company. This pro-rated restricted stock unit award, as well as the first restricted stock unit award granted to such newly appointed or elected director as set forth in paragraph 36 of these Guidelines, will not be eligible for any form of deferral or other payment timing election.

36.
Unless and until a recommendation is made by the Nominating & Corporate Governance Committee and approval of the Board, on the first business day of each fiscal year, non-employee directors shall receive an annual restricted stock unit award of $80,000 in equivalent value. The restricted stock unit award vests immediately upon issuance. If the non-employee director meets the director stock ownership guidelines (in shares and share equivalents), payment of the award will be deferred automatically to the director’s separation from service (or, if earlier, a change in control of the company), unless an election is made by the director to settle and pay the award on an earlier permitted specified date, and such election is made prior to the last day of the deferral election period applicable to the award under Section 409A of the Internal Revenue Code. If the non-employee director has not met the applicable stock ownership guidelines, then payment of the award will automatically be deferred until the director’s separation from service, and no election for an earlier payment date will be allowed. For purposes of this paragraph, the determination of whether a director meets the stock ownership guidelines will be made as of December 31st of the calendar year immediately preceding the calendar year in which the applicable restricted stock unit award is granted. The restricted stock unit awards to be granted on November 1, 2015, will immediately vest, and will be paid upon the earlier of the director’s separation from service or a change in control of the Company, and no election for an earlier payment date will be allowed for any director, regardless of stock ownership. For restricted stock units awarded in calendar 2016 and thereafter, the director will have an election for a deferred compensation arrangement under which directors may elect the timing of the payment in compliance with applicable regulations.

37.
Unless and until a recommendation is made by the Nominating & Corporate Governance Committee and approval of the Board, non-employee directors shall not receive any remuneration from the Company other than as set forth in this Director Compensation section of the Corporate Governance Guidelines.

Role of Lead Director
38.
The Lead Director shall preside at each executive session.

39.
The Lead Director shall be a member of the Executive Committee and shall have the following responsibilities:

a.
Chairing the Board in the absence of the Chairman;

b.
Acting as liaison between the Board and the Chairman, as requested by the Board;

c.
In concert with the Chairman, setting the agenda for board meetings, based on input from directors and the annual meeting plans;

d.
Ensuring that independent directors have adequate opportunity to meet in executive session without management present, and setting the agenda for, and moderating, all such sessions;

e.
Communicating to the Chief Executive Officer, as appropriate, the results of executive sessions among independent directors;

f.
Ensuring that the Board has adequate resources, including full, timely and relevant information, to support its decision making requirements;

g.
Organizing the Board’s evaluation of the Chairman and providing the Chairman with feedback related thereto;

h.
Working with the Chairman to ensure proper Committee structure and membership, including the assignment of members and Committee chairs, and appropriate succession planning related to members and Committee chairs;

i.
Notifying the Chairman of the retention of outside advisors and consultants who report directly to the Board;

j.
Participating in one-on-one discussions with individual directors, as requested by the Nominating & Corporate Governance Committee;

k.
Leading the Board self-assessment process, in conjunction with the Nominating & Corporate Governance Committee;

l.
Working with the Chairman to form Special Committees of the Board, as necessary;

m.
Carrying out other duties as requested by the Board or the Nominating & Corporate Governance Committee.

Officer Responsibilities
40.
The Chief Executive Officer shall serve on the board of no more than one other public company.

41.
Other executive officers shall serve on the board of no more than one other public company.

42.
The Chief Executive Officer and Executive Chairman are each expected to own, beneficially or otherwise, common shares or common share equivalents of the Company’s Common Stock of at least 400% of the value of his/her base salary within three years of serving in said role. Senior officers are expected to own, beneficially or otherwise, common shares or common share equivalents of the Company’s Common Stock of at least 200% of their base salary, and other officers are expected to own 100% of their base salary under the same terms.

Incentive Recoupment
43.
To the extent permitted by law, and as determined by the Board in its judgment, the Company may require reimbursement of a portion of any performance-based bonus, whether settled in cash or stock, granted to any executive where (a) the performance bonus payment was predicated upon the achievement of certain financial results that were subsequently the subject of a material restatement; and (b) a lower payment would have been made to the executive(s) based upon the restated financial results. In each such instance, the Company will, to the extent practicable, seek to recover the amount by which the individual performance bonus for the relevant period exceeded the lower payment that would have been made based on the restated financial results. In addition, following any accounting restatement that the Company is required to prepare due to its material noncompliance, as a result of misconduct, with any financial reporting requirement under applicable securities laws, the Company will seek to recover any compensation received by the Chief Executive Officer and Chief Financial Officer to the extent such reimbursement is required under Section 304 of the Sarbanes-Oxley Act of 2002. No reimbursement shall be required if a material restatement was caused by or resulted from any change in accounting policy or rules.

Hedging Prohibition
44.
Because the Company believes it is improper and inappropriate for Company employees and directors to engage in short-term or speculative transactions involving Company securities, and in order to ensure that all associates bear the full risks of ownership of Company securities, all associates are prohibited from engaging in any of the following activities with respect to Company securities:

a.
Buying or Selling Puts, Calls, or Derivatives. Short sales and the purchase or sale of options of any kind, whether puts, calls or other derivative securities, related to Company securities.

b.
Margin Accounts. Company associates may not hold Company securities in margin accounts or otherwise pledge Company securities as collateral.

c.
Hedging and Pledging Company Securities. Company associates are not allowed to engage in hedging transactions related to any Company security they hold, and are not allowed to pledge or create any security interest in any Company security they hold.

Amendment and Waiver
45.
The Quanex Corporate Governance Guidelines may be amended, modified, or waived by the Board and waivers of these Guidelines may also be granted by the Nominating & Corporate Governance Committee, subject to the disclosure and other provisions of the Securities Exchange Act of 1934, the rules promulgated thereunder and the applicable rules of the New York Stock Exchange.

46.
The Board shall perform any other activities required by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and any exchange or market on which the Company’s capital stock is traded, and perform other activities that are consistent with these Guidelines, the Company’s certificate of incorporation and bylaws, and governing laws, as the Board deems necessary or appropriate.

47.
Nothing contained in these Guidelines is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors or executive officers of the Company. The purposes and responsibilities outlined in these Guidelines are meant to serve as guidelines rather than as inflexible rules and the Board may adopt such additional procedures and standards as it deems necessary or advisable from time to time to fulfill its responsibilities or comply with applicable laws, rules or regulations. In addition, the Board may amend any procedures or standards set forth in these Guidelines as it deems necessary from time to time to comply with applicable laws, rules or regulations. These Guidelines, and any amendments thereto, shall be displayed on the Company’s web site and a printed copy of such shall be made available to any shareholder of the Company who requests it.

Communications with the Company
Quanex invites inquiries to the Company and its Board of Directors. Interested persons may contact the appropriate individual or department by choosing one of the options below.
General
Investor Information:
For Investor Relations matters or to obtain a printed copy of the Company Code of Ethics, Corporate Governance Guidelines or charters for the Audit, Compensation & Management Development, and Nominating & Corporate Governance Committees of the Board of Directors, send a request to the Company’s principal address below or by email to inquiry@quanex.com. This material may also be obtained from the Company’s website at www.quanex.com in the “Investor Relations” section. The Company has also adopted a Code of Business Conduct & Ethics for Senior Financial Executives that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. This Code can be obtained without charge in the same manner as the other material described in this paragraph.
The Company’s required Securities Exchange Act filings such as annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports are available free of charge through the Company’s website, as soon as reasonably practicable after they have been filed with or furnished to the Securities and Exchange Commission (“SEC”) pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “1934 Act” or the “Exchange Act”). Forms 3, 4 and 5 filed with respect to equity securities under Section 16(a) of the 1934 Act are also available on the Company’s website. All of these materials are located in the “Investor Relations” section of the Company’s website at www.quanex.com. They can also be obtained free of charge upon request to the Company’s principal address or telephone number below, or by email to inquiry@quanex.com.
Communications with the Company’s Board of Directors:
Persons wishing to communicate to the Company’s Board of Directors or a specified individual director may do so by sending communications in care of the Chairman of the Board of Directors at the Company’s principal address below, or by sending an email to chairman@quanex.com. The Chairman reviews all such messages received. If the communication is from a stockholder about a matter of stockholder interest and is addressed to a specified individual director(s), the Chairman will forward the communication as soon as practicable to such specified director(s). However, because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest may not be forwarded to specified Board members or the Board as whole. The Chairman or his delegate has the right, but not the obligation, to forward such other communications to appropriate channels within the Company.
As noted in the Corporate Governance Guidelines, the Lead Director shall preside at each executive session of non-management directors. Any stockholder wishing to send communications to such presiding director, or to non-management directors as a group, may do so by sending them in the care of Lead Director, Quanex Building Products Corporation Board of Directors, at the Company’s principal executive offices.
Alert Line
Accounting Issues:
Persons who have concerns or complaints regarding questionable accounting, internal accounting controls or auditing matters may submit them to the Senior Vice President — Chief Financial Officer & Treasurer at the Company’s principal address or by contacting the Company’s Alert Line by calling (888) 475-0633 or visiting https://quanex.alertline.com.
Such communications will be kept confidential to the fullest extent possible. If the individual is not satisfied with the response, he or she may contact the Audit Committee of the Board of Directors of the Company by sending a communication in care of the Audit Committee Chair at the Company’s principal address below. If concerns or complaints require confidentiality, then this confidentiality will be protected, subject to applicable laws.
Reporting Illegal or Unethical Behavior:
Employees, officers, and directors who suspect or know of violations of the Company Code of Business Conduct and Ethics, or illegal or unethical business or workplace conduct by employees, officers, or directors have an obligation to report it. If the individuals to whom such information is conveyed are not responsive, or if there is reason to believe that reporting to such individuals is inappropriate in particular cases, then the employee, officer or director may contact the Chief Compliance Officer, Chief Financial Officer, Vice President of Audit Services, or any corporate officer in person, by telephone, by letter to the Company’s principal address, or online as set forth below. Quanex also encourages persons who are not affiliated with the Company to report any suspected illegal or unethical behavior.

1)
By Letter

Quanex Building Products Corporation
1800 West Loop South, Suite 1500
Houston, Texas 77027
2)
By Telephone

Toll Free ALERT LINE: (888) 475-0633
3)
Via Internet

https://quanex.alertline.com
Such communications will be kept confidential to the fullest extent possible. If the individual is not satisfied with the response, he or she may contact the Nominating & Corporate Governance Committee of the Board of Directors of the Company. If concerns or complaints require confidentiality, then this confidentiality will be protected, subject to applicable laws.

STRUCTURE AND COMMITTEES OF THE BOARD OF DIRECTORS
The Company’s Board consists of nine directors. All directors other than Messrs. Griffiths and Wilson are independent in accordance with the independence requirements set forth in the listing standards of the New York Stock Exchange. The Audit, Compensation & Management Development, and Nominating & Corporate Governance Committees are all composed solely of independent directors. In addition, the Board selects a separate independent Lead Director. Currently, Mr. Rupp serves as the independent Lead Director.
Until recently, the Company’s Chief Executive Officer also served as the Board Chairman. As of January 1, 2020, the Company split those roles. As of that date, Mr. Griffiths assumed the role of Executive Chairman of the Board and Mr. Wilson became the Company’s Chief Executive Officer, while the chair of our Nominating and Governance Committee remained as independent Lead Director. The Board believes that this structure is the most appropriate at this time in order to provide an effective transition in leadership. The Board believes that this distribution of responsibilities continues to help maintain strong Board oversight and independence. While the CEO focuses his time and energy on managing the Company’s daily operations, he has the guidance of Mr. Griffiths who provides unique insight and advisory abilities having seen both sides of the coin based on his past experience as the Company’s CEO. At the same time, Mr. Rupp acts as a direct conduit between the executives and the independent directors, and as an effective de facto leader of the independent directors. This structure provides the Company and the Board with leadership stability and continuity as Mr. Wilson continues to develop in his new role as CEO and director.
In his role as Executive Chairman, Mr. Griffiths’ primary responsibility is to provide ongoing guidance, mentorship, and support for Mr. Wilson and his executive team as they further develop their leadership skills and experience. Mr. Griffiths also plays an active role in setting and implementing the strategic direction of the Company. In addition, Mr. Griffiths presides over the Board and works with the Lead Director to set Board Meeting agendas. Because Mr. Griffiths is not independent, the Board continues to believe that it is appropriate to maintain an independent Lead Director. In that role, Mr. Rupp helps to ensure accountability of Company leadership, both through his interactions with the Executive Chairman and the Chief Executive Officer, and through the Board’s annual CEO and director performance reviews.
The Company’s independent directors meet in regularly scheduled executive sessions at each of the Company’s regular Board meetings, without management present and with the Lead Director presiding. The Lead Director is actively engaged in facilitating communication with the individual directors, the Executive Chairman, and the Chief Executive Officer, and provides guidance and counsel to both Mr. Griffiths and Mr. Wilson on behalf of the independent directors. In addition, the Lead Director is responsible for chairing the Board in the absence of the Chairman, acting as liaison between the Board and the Chairman or Chief Executive Officer, assisting the Chairman in setting the agenda for board meetings, ensuring that there are adequate opportunities for executive sessions of the directors and communicating the results of all such sessions, participating in one-on-one discussions with individual directors as requested by the Governance Committee, and working with the Chairman when necessary to form Special Committees of the Board.
During fiscal 2020, the Board of Directors met twelve times, and the independent directors met five times in executive session with the Lead Director presiding. The seven meetings without a separate executive session were related to the Company’s ongoing management of the COVID-19 pandemic. In addition, the Audit Committee met four times, the Compensation & Management Development Committee met five times, and the Nominating & Corporate Governance Committee met four times. The Executive Committee did not meet. All directors attended more than 75% of the combined number of Board meetings and meetings of committees of which they are members. The Company’s Board of Directors holds a meeting immediately following each year’s annual meeting of stockholders. Therefore, members of the Company’s Board of Directors generally attend the Company’s annual stockholder meetings. All Board members who were members of the Board at the time, attended the 2020 stockholders’ meeting.

Audit Committee
The members of the Audit Committee as of the date of this report are Ms. Mendes and Messrs. Buck, Waltz, and Stevens (Chairman). Mr. Maier was a member of the Audit Committee prior to the addition of Mr. Waltz as a director on October 7, 2020, at which time Mr. Waltz replaced Mr. Maier as a member of the Audit Committee. Mr. Buck will cease to be a member of the Audit Committee upon his retirement from the Board, effective at the Company’s next Annual Meeting of Shareholders.
Mr. Maier and the current members of the Audit Committee each satisfy the independence requirements of the New York Stock Exchange and the 1934 Act, and meet the definitions of “non-employee director” under Rule 16b-3 of the 1934 Act. In addition, Mr. Maier and the current members of the Audit Committee have each been designated “audit committee financial experts” within the meaning of Item 407(d)(5) of Regulation S-K. All directors who served on the Audit Committee during the fiscal year attended all meetings held during their respective periods of appointment.
The Audit Committee’s responsibilities to the Board are detailed in the written Audit Committee Charter adopted by the Company’s Board of Directors, which is posted on the Company’s website at www.quanex.com and incorporated in this Proxy Statement by reference. The Audit Committee’s primary functions include monitoring the integrity of the Company’s financial reporting process, reviewing the Company’s system of internal financial and disclosure controls and the performance of the Company’s internal audit function, overseeing the Company’s annual independent audit and the audit firm’s and its lead audit partner’s qualifications and independence, and reviewing compliance with applicable laws and regulations which may represent material financial exposure to the Company, including enterprise risk management, data privacy, cybersecurity, legal, ethics, and compliance matters. Interested Stockholders may also obtain a copy of the Audit Committee Charter, free of charge, by contacting the Company at the address or phone number listed in the section entitled “Communications with the Company”.
Audit Committee Report to Stockholders
We have reviewed and discussed the Company’s audited financial statements for the year ended October 31, 2020, with senior management and with Grant Thornton LLP, certified public accountants and the Company’s independent registered public accounting firm. In addition, we have reviewed and discussed with senior management the design and effectiveness of the Company’s internal controls over financial reporting and have further reviewed and discussed the opinion and audit of Grant Thornton LLP regarding those controls. We have also discussed various other matters with Grant Thornton LLP related to the Company’s consolidated financial statements, including critical accounting policies and practices used, potential alternative treatments for material items that have been discussed with the Company, and all other material written communications between the independent registered public accounting firm and the Company.
We have reviewed and discussed with Grant Thornton LLP all communications required by the Public Company Accounting Oversight Board (“PCAOB”), and the SEC’s Rule 2-07, “Communication with Audit Committees” of Regulation S-X. In addition, we have received and reviewed the written disclosures and the written letter from Grant Thornton LLP regarding its independence, as required by applicable standards of the PCAOB and the New York Stock Exchange listing standards. We have also discussed with Grant Thornton LLP its independence in connection with its audit of the Company’s most recent financial statements, and we have reviewed and approved the non-audit services rendered by Grant Thornton LLP and approved all fees paid for audit and non-audit services. Following this review, we are satisfied with Grant Thornton LLP’s independence from the Company.
Based on the various reviews and discussions mentioned above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2020, for filing with the Securities and Exchange Commission.
The information in the foregoing three paragraphs shall not be deemed to be soliciting material, or be filed with the SEC or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Act, nor shall they be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate these paragraphs by reference.
Dated January 7, 2021
Audit Committee
Curtis M. Stevens, Chair
Robert R. Buck
Meredith W. Mendes
William E. Waltz, Jr.
Audit and Related Fees
The following table reflects fees for professional audit services rendered by Grant Thornton LLP, for (i) the audit of the Company’s financial statements for the fiscal years ended October 31, 2020 and 2019 and (ii) fees billed for other services rendered by Grant Thornton LLP during these periods.
	FY 2020	FY 2019
Audit Fees(1)	$1,635,264	$1,621,118
Tax Fees(2)	66,780	58,300
Total	$1,702,044	$1,679,418

(1)
Audit Fees consist of professional services and related expenses rendered by Grant Thornton LLP for the audits of the Company’s annual financial statements, audits of internal controls and review of financial statements included in Forms 10-Q and Form 10-K and other statutory or regulatory filings, and certain fees associated with a consent issued with regard to the Company’s Form 10-K. In addition, the fiscal 2020 and fiscal 2019 audit fees include $116,228 and $113,173, respectively, associated with statutory audits of two affiliates of the Company in the United Kingdom and a German affiliate, each performed by Grant Thornton International member firms.

(2)
Tax Fees include professional services rendered by Grant Thornton LLP for tax return reviews and miscellaneous consulting.

Procedures for Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
Pursuant to its charter, the Audit Committee is responsible for reviewing and approving, in advance, any audit and any permissible non-audit engagement between the Company and its independent auditors. Grant Thornton LLP’s engagement to conduct the audit of Quanex Building Products Corporation for fiscal 2020 was approved by the Audit Committee on January 11, 2020. Additionally, each permissible audit and non-audit engagement or relationship between the Company and Grant Thornton LLP entered into during fiscal 2019 and fiscal 2020 was reviewed and approved by the Audit Committee, as provided in its charter.
We have been advised by Grant Thornton LLP that substantially all of the work done in conjunction with its audit of the Company’s financial statements for the most recently completed fiscal year was performed by full-time employees and partners of Grant Thornton LLP. The Audit Committee has determined that the provision of services rendered for all other fees, as described above, is compatible with maintaining independence of Grant Thornton LLP.

Compensation & Management Development Committee
The current members of the Compensation & Management Development Committee are Messrs. Maier and Rupp and Ms. Davis (Chair). The Compensation & Management Development Committee’s responsibilities to the Board are detailed in the Compensation & Management Development Committee Charter, which is available on the Company’s website at www.quanex.com and incorporated in this Proxy Statement by reference. In addition to oversight of matters related to compensation, the committee oversees performance, development and succession planning with respect to officers and key executives. Interested Stockholders may also obtain a copy of the Compensation & Management Development Committee Charter, free of charge, by contacting the Company at the address and phone number listed in the section entitled “Communications with the Company”.
During the fiscal year ended October 31, 2020, each of Ms. Davis and Messrs. Maier and Rupp satisfied the independence requirements of the New York Stock Exchange and met the definitions of “non-employee director” under Rule 16b-3 under the 1934 Act.
Compensation Committee Interlocks and Insider Participation
None of our employees, officers, or former officers serve (or served during the last fiscal year) as a member of our compensation committee. None of our executive officers serve (or served during the last fiscal year) as a member of the board of directors of any other company of which any member of our compensation committee or Board of Directors is an executive officer.
Compensation Committee Report
The Compensation and Management Development Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained elsewhere in this Proxy Statement. Based on this review and discussion, the Compensation and Management Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included herein and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended October 31, 2020.
The information in the foregoing paragraph shall not be deemed to be soliciting material, or be filed with the SEC or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Exchange Act, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this paragraph by reference.
Dated: December 2, 2020
Compensation and Management Development Committee
Susan F. Davis, Chair
Donald R. Maier
Joseph D. Rupp

Nominating & Corporate Governance Committee
All directors other than Messrs. Griffiths and Wilson serve as members of the Nominating & Corporate Governance Committee, with Mr. Rupp acting as Chair. Each member of the Nominating & Corporate Governance Committee satisfies the independence requirements of the New York Stock Exchange and the SEC.
The Nominating & Corporate Governance Committee’s responsibilities to the Board are detailed in the Nominating & Corporate Governance Committee Charter available on the Company’s website at www.quanex.com and incorporated herein by reference. Interested Stockholders may also obtain a copy of the Nominating & Corporate Governance Committee Charter, free of charge, by contacting the Company at the address or phone number listed in the section entitled “Communications with the Company” on page 63 of this Proxy Statement.
The Nominating & Corporate Governance Committee develops and maintains qualification criteria and procedures for the identification and recruitment of candidates for election to serve as directors of the Company. The Nominating & Corporate Governance Committee relies on the knowledge and relationships of the Company and its officers and directors, as well as third parties when it deems necessary, to identify and evaluate nominees for director, including nominees recommended by stockholders. Although the Company has no formal policy on diversity for board members, the board considers diversity of experience and background in an effort to ensure that the composition of our directors creates a strong and effective board, and that diverse viewpoints are considered as part of the board’s deliberative process. In recognition of this goal, the board has included a female director since the Company’s inception in 2007, and recently added a second woman to its membership. As it works to fill any open positions that may arise in the future, the board will continue to seek out candidates with distinct viewpoints and diverse experiences.
The Company’s Corporate Governance Guidelines set forth age limitations for directors and require that a majority of our directors be independent in accordance with the requirements of the New York Stock Exchange and SEC. In addition, the Corporate Governance Guidelines set forth the minimum qualifications for a director and provide that the Nominating & Corporate Governance Committee will be responsible for establishing additional qualifications for directors, taking into account the composition and skills of the entire Board. In general, persons considered for Board positions must have demonstrated leadership capabilities, be of sound mind and high moral character, have no personal or financial interest that would conflict with the interests of the Company, possess certain key attributes that benefit the Company, and be willing and able to commit the necessary time for Board and committee service.
Subject to certain exceptions as set out in its charter, the Nominating & Corporate Governance Committee is responsible for reviewing and pre-approving any financial arrangement, transaction or relationship (including indebtedness or guarantees of indebtedness), or series of similar transactions within a fiscal year, in which the Company is a participant, any related party has a direct or indirect material interest, and the amount involved is $100,000 or more. The Nominating & Corporate Governance Committee is further responsible for providing advance approval of any charitable contribution made on behalf of a related party or to an organization where a related party is an officer or director, if the amount involved is $10,000 or more within a fiscal year, and the Company is a direct or indirect participant.
Nomination of Directors
The Nominating & Corporate Governance Committee will consider director nominees recommended by stockholders of the Company in accordance with the rules and procedures set forth in the Nominating & Corporate Governance Committee’s charter and the Company’s Amended and Restated Bylaws. Under its charter, the Nominating & Corporate Governance Committee will consider nominees for director recommended by stockholders of the Company, provided such recommendations are addressed to the chairman of the Nominating & Corporate Governance Committee at the Company’s principal executive office and received by the Chairman of the Nominating & Corporate Governance Committee in accordance with the time limits set forth in the Company’s Bylaws. The Company’s Amended and Restated Bylaws in turn provide that, subject to certain limitations discussed below, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as director at the meeting. The Company’s Bylaws also provide that a stockholder must give written notice of such stockholder’s intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, which must be delivered to or mailed and received at the Company’s principal executive offices not later than the close of business on the 90th day nor earlier than 120 days prior to the first anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is more than 60 days later than the anniversary date of the immediately preceding Annual Meeting, the notice must be received not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of the Annual Meeting was mailed to stockholders or the date on which it is first disclosed to the public. Notwithstanding the foregoing, if the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased board of directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company. From time to time, the Company may engage outside director search firms to assist in identifying and recruiting appropriate director nominees.
There are no differences in the manner in which the Nominating & Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by the Nominating & Corporate Governance Committee or by a stockholder.
Executive Committee
The current members of the Executive Committee are Messrs. Rupp, Stevens and Griffiths, who is the Chair. When necessary, the Executive Committee acts on behalf of the Board between regularly scheduled meetings of the Board of Directors. Mr. Rupp currently serves as the Board’s Lead Director.
Risk Oversight
Our Board is responsible for oversight of the Company’s risk assessment and management process, and it has empowered its committees with oversight of specific, material risks tailored to each committee’s area of focus. With respect to risks related to COVID-19 and other pandemics, the Board oversees management’s response to these types of crises. Between March and July, the Board met seven times to discuss the management of the COVID-19 pandemic and any enterprise wide risks faced by the Company. The Board delegated to the Compensation Committee basic responsibility for oversight of management’s compensation risk assessment, and the Committee reports to the Board on its review. The Board also delegated tasks related to risk process oversight to the Audit Committee, which reports the results of its review to the Board. Management regularly reports to each committee regarding compliance with existing policies and procedures and to discuss changes or improvements that may be required or desirable and the committees make recommendations to the Board based on such discussions. Specifically, the Company’s Vice President — Audit Services reports directly to the Audit Committee and has direct and unrestricted access to the Committee. In addition, the Audit Committee meets in executive session at each of its meetings with the Company’s Vice President — Audit Services, the Company’s Chief Financial Officer, and a representative of the Company’s outside auditor. The Company’s General Counsel also updates the Board at each of its quarterly meetings.

FURTHER INFORMATION
Principal Stockholders
The following table contains information regarding the beneficial ownership of each person or entity that is known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding Common Stock as of the Record Date. Such information is based solely upon information provided to the Company by such owners’ required SEC filings, including Schedules 13F, 13G and 13D. Beneficial ownership is measured against the Company’s total shares outstanding as of the Record Date.
Name and Address	Amount and Nature of Beneficial Ownership	Percent (%)
BlackRock Inc. 55 East 52nd Street, New York, NY 10055	4,823,182(1)	14.48%
The Vanguard Group, Inc. PO Box 2600, V26, Valley Forge, PA 19482-2600	3,409,243(2)	10.24%
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One, Austin, TX 78746	2,714,683(3)	8.15%
Wells Fargo & Company 420 Montgomery St, San Francisco, CA 94163	2,603,000(4)	7.82%
Renaissance Technologies LLC 800 Third Avenue, New York NY 10022	1,774,807(5)	5.33%

(1)
Based on its most recent Schedule 13F filed with the SEC, as of September 30, 2020, BlackRock, Inc. or its subsidiaries possess sole voting authority over 4,791,484 shares and no voting authority over 31,698 shares.

(2)
Based on its most recent Schedule 13F filed with the SEC, as of September 30, 2020, The Vanguard Group, Inc. possesses no sole voting authority over shares, shared voting authority over 43,268 shares, and no voting authority over 3,365,975 shares.

(3)
Based on its most recent Schedule 13F filed with the SEC, as of September 30, 2020, Dimensional Fund Advisors LP possesses sole voting authority over 2,610,918 shares and no voting authority over 103,765 shares.

(4)
Based on its most recent Schedule 13F filed with the SEC, as of September 30, 2020, Wells Fargo & Company possesses sole voting authority over 491,690 shares and no voting authority over 2,11,310 shares.

(5)
Based on its most recent Schedule 13F filed with the SEC, as of September 30, 2020, Renaissance Technologies possesses sole voting authority over 1,774,807 shares.

Other Matters, Stockholder Nominations, and Stockholder Proposals
At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote in accordance with their judgment on such matters.
To be considered for inclusion in our proxy statement and form of proxy relating to our next Annual Meeting of Stockholders, stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act must be received at 1800 West Loop South, Suite 1500, Houston, Texas 77027, Attn: Corporate Secretary, no later than September 29, 2021. We have not yet determined when we will hold our next Annual Meeting of Stockholders. If we determine to hold such meeting more than 30 days from the first anniversary of the date of the Annual Meeting, we will publicly announce such date to stockholders as soon as reasonably practicable.
The Company’s Amended and Restated Bylaws provide that, for business to be properly brought before an Annual Meeting by a stockholder (including director nominations by stockholders or stockholder proposals outside the processes of Rule 14a-8), the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 90 days (which for the 2022 meeting would be December 3, 2021) nor more than 120 days (which for the 2022 meeting would be November 3, 2021) prior to the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is more than 60 days (which for the 2022 meeting would be April 26, 2022) later than the anniversary date of the immediately preceding Annual Meeting, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of the Annual Meeting was mailed to stockholders or the date on which it is first disclosed to the public.
To be in proper form, a stockholder’s notice must set forth the following items:
(i) If the stockholder proposes to nominate a person for election as a director, the notice must set forth (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (or any subsequent provisions replacing such Act, rules or regulations), (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (C) a completed and signed questionnaire, representation and agreement as required by the Company’s Amended and Restated Bylaws.
(ii) If the stockholder proposes to bring any other matter before the Annual Meeting, the notice must set forth (A) a brief description of the business desired to be brought before the Annual Meeting, (B) the reasons for conducting such business at the Annual Meeting, (C) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Company, the language of the proposed amendment), (D) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (E) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder.
(iii) In either case, the notice must also set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (A) the name and address, as they appear on the Company’s books, of such stockholder proposing such proposal, and of such beneficial owner, if any; (B)(1) the class and number of shares of the Company which are directly or indirectly owned beneficially or of record by such stockholder and by such beneficial owner, (2) the existence and material terms of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote any shares of any security of the Company (including, if applicable, any contract, arrangement, understanding or relationship pursuant to which any economic interest in the capital stock to be voted is beneficially owned by a person or persons other than the stockholder of record as of the record date), (3) any short interest in any security of the Company (as such term is defined in Section 3.4 of the Company’s Amended and Restated Bylaws), in each case with respect to the information required to be included in the notice pursuant to (1) through (3) above, as of the date of such notice and including, without limitation, any such interests held by members of such stockholder’s or such beneficial owner’s immediate family sharing the same household; (C) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations); (D) a representation that the person is a holder of record or otherwise has the right to vote shares of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; (E) if the person does not own any stock of record, a representation as to who owns the shares of stock the person intends to vote of record and the basis upon which the person has the right to vote the shares of stock; and (F) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominees or (2) otherwise to solicit proxies from stockholders in support of such proposal or nomination.
Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2020 (including the financial statements, the financial statement schedules, and any exhibits), as filed with the Securities and Exchange Commission, portions of which are incorporated by reference as provided in this Proxy Statement, are available at no charge to stockholders of record upon written request to the address set forth above in the section entitled “Communications with the Company”.
Houston, Texas
January 27, 2021

ANNEX A
QUANEX BUILDING PRODUCTS CORPORATION
NON-GAAP FINANCIAL MEASURE RECONCILIATION
(In millions)
(Unaudited)
Reconciliation of EBITDA to Net Income (Loss) as reported
Adjusted EBITDA (defined as net income or loss from continuing operations before interest, taxes, depreciation and amortization, asset impairment charges, transaction and advisory fees, gains/losses on the sale of plants, restructuring charges, and other, net) is a non-GAAP financial measure that Quanex’s management uses to measure its operational performance and assist with financial decision making. The Company believes the non-GAAP measure adjusted EBITDA provides a consistent basis for comparison between periods, and will assist investors in understanding our financial performance when comparing our results to other investment opportunities. As used in this Proxy Statement, the Company also believes that adjusted EBITDA will assist investors in understanding the effect of certain strategic decisions on the Company’s decisions related to its executive pay and compensation structure. The measures of adjusted EBITDA as presented by the Company may not be the same as that used by other companies. The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with US GAAP.
	FY 2018	FY 2019	FY 2020
Adjusted EBITDA	$89.9	$102.7	$104.5
Selling, General, and Administrative Adjustments(1)	0.9	4.5	1.4
Restructuring Charges	1.5	0.4	0.6
Asset Impairment Charges	—	74.6	—
Depreciation & Amortization	51.8	49.6	47.2
Interest	11.1	9.6	5.2
Other, net	(1.2)	(0.1)	(0.2)
Tax	(0.8)	10.8	11.8
Net income (loss)	$26.6	$(46.7)	$38.5
(1) Includes adjustments for transaction and advisory fees, executive severance charges in 2020 and 2019, and in 2019, the loss on the sale of a plant and reorganization charges.

A-1

Quanex
building products

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

The Board of Directors recommends a "for" vote for Items 1, 2 and 3.

1. To elect 8 directors to serve until the Annual Meeting of Stockholders in 2022:

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
01 Susan F. Davis	☐	☐	☐	05 Joseph D. Rupp	☐	☐	☐
02 William C. Griffiths	☐	☐	☐	06 Curtis M. Stevens	☐	☐	☐

Please fold here – Do not separate

03 Donald R. Maier	☐	☐	☐	07 William E. Waltz, Jr.	☐	☐	☐
04 Meredith W. Mendes	☐	☐	☐	08 George L. Wilson	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date ______________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Notice of Internet Availability of Proxy Materials: You can access and review the Annual Report and Proxy Statement on the Internet by going to the following Quanex Building Products Corporation website: www.quanex.com/2020AR

Quanex building products

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on February 25, 2021.

By signing the proxy, you revoke all prior proxies and appoint William Griffiths and Joseph Rupp, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE

www.proxypush.com/nx

Use the Internet to vote your proxy until 11:59 p.m. (CT) on February 24, 2021.

PHONE

1-866-883-3382

Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on February 24, 2021.

MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.